UNITED STATES

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Washington, D.C. 20549

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STANDEX INTERNATIONAL CORPORATION

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Standex

2018 Proxy Statement

FOOD SERVICE
HYDRAULICS
Partner | Solve | Deliver®
ENGRAVING
ELECTRONICS
ENGINEERING

Standex 2018 Proxy Statement Partner Solve Deliver Food services Hydraulics Engraving Electronices Enginnering

Guide to Standex’s Proxy Statement

2	Invitation to 2018 Annual Meeting of Shareholders	INDEX OF FREQUENTLY REQUESTED INFORMATION
3	Notice of Annual Meeting of Shareholders
4	Proxy Statement Summary
10	Proposal One: Election of Directors	24	Auditor’s Fees
16	Proposal Two: 2018 Omnibus Incentive Plan	26	Board Leadership Structure
22	Proposal Three: Advisory Vote on Executive Compensation	48	CEO Pay Ratio
23	Proposal Four: Ratification of Independent Auditor	49	Clawback Provision
25	Governance	39	Compensation Consultant
25	Governance Dashboard	26	Director Attendance
26	Governance Information	10	Directors
27	Board of Directors	26	Director Independence
28	Board Committees	49	Hedging Policy
28	COMPENSATION COMMITTEE	33	Management Stock Ownership
28	Compensation Committee Interlocks and Insider	39	Peer Group
	Participation in Compensation Decisions	47	Perquisites
29	AUDIT COMMITTEE	49	Pledging Policy
29	Report of the Audit Committee	27	Risk Oversight
30	NOMINATING & CORPORATE GOVERNANCE COMMITTEE	60 48	Shareholder Proposals Stock Ownership Guidelines
30	Report of the Nominating and Corporate Governance Committee
32	Director Compensation
33	Stock Ownership Information	INDEX OF COMMONLY USED ACRONYMS
35	Compensation Discussion & Analysis
35	Introduction
37	Objectives and Principles	BPP	Balanced Performance Plan
39	Basis for Determining Executive Compensation	CHRO	Chief Human Resources Officer
40	Components of Executive Compensation	CIC	Change in Control
48	Other Compensation Information	CLO	Chief Legal Officer
50	Risk in Compensation Programs	DE	Dividend Equivalents
50	Report of the Compensation Committee	EBIT	Earnings Before Income Tax
51 51	Compensation Tables Summary Compensation Table	EBITDA	Earnings Before Income Tax, Depreciation & Amortization
53	Grants of Plan-Based Awards	EPS	Earnings Per Share
54	Outstanding Equity Awards at Fiscal Year-End	GAAP	Generally Accepted Accounting Principles
55	Options Exercised and Stock Vested	IRC	Internal Revenue Code
55	Pension Benefits	IRS	Internal Revenue Service
55	Nonqualified Deferred Compensation	LTIP	Long-Term Incentive Plan
56	Potential Payments upon Termination or Change in Control	MSPP	Management Stock Purchase Plan
59	Other Information	N&CG	Nominating & Corporate Governance
59	Voting	NEO	Named Executive Officer
60	Shareholder Communications with the Board	NYSE	New York Stock Exchange
60	Shareholder Proposals and Nominations	OIP	2018 Omnibus Incentive Plan
61 61	Requesting Documents Helpful Resources	PCAOB	Public Company Accounting Oversight Board
64	Appendix A – 2018 Standex Omnibus Incentive Plan	PSUs	Performance Share Units
		ROIC	Return on Invested Capital
		RSAs	Awards of Restricted Stock
		RSUs	Restricted Stock Units
		SARs	Stock Appreciation Rights
		SEC	Securities and Exchange Commission
		TSR	Total Shareholder Return

2018 Proxy Statement	1

Invitation to 2018 Annual Meeting of Shareholders

Tuesday, October 23, 2018

9:00 a.m., local time

Standex International Corporation Corporate Headquarters

11 Keewaydin Drive, Suite 300, Salem, New Hampshire 03079

Dear Shareholder,

We cordially invite you to attend Standex’s Annual Meeting of Shareholders. We hope that you will join me, our Board of Directors, and other shareholders at the meeting. The attached Notice of Annual Meeting of Shareholders and Proxy Statement contain information about the business that will be conducted at the meeting. Following the meeting, I will present information on Standex’s operations and welcome any questions from shareholders.

Your vote is important to us! If you plan on attending the meeting, you may vote your shares in person. If you cannot vote in person, we urge you to vote via your proxy card, over the phone or on the Internet prior to the meeting. Detailed instructions on how to vote are found on page 59.

Standex’s Board and senior leadership have received feedback from shareholders on the Proxy Statement. In response, we have created this new format to simplify and streamline the information that shareholders need to know. Thank you in advance for voting your shares, and thank you for your continued support of Standex.

Sincerely,

David Dunbar, President/CEO Chair, Board of Directors

2	2018 Proxy Statement

Notice of Annual Meeting of Shareholders

The 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Standex International Corporation (the “Company” or “Standex”) will be held on Tuesday, October 23, 2018 at 9:00 a.m., local time, at the Company’s Corporate Headquarters, located at 11 Keewaydin Drive, Suite 300, Salem, New Hampshire 03079.

You are receiving these proxy materials in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Standex International Corporation, a Delaware corporation, to be voted at the 2018 Annual Meeting and any continuation, adjournment or postponement thereof.

Shareholders of record at the close of business on August 31, 2018 are entitled to vote at the meeting, either in person or by proxy, on the following matters, as well as the transaction of any other business properly presented at the Annual Meeting:

Item 4 Ratification of the appointment of Grant Thornton LLP as the Company’s independent auditor for FY 2019. Item 3 An advisory vote on the Company’s executive compensation; Item 2 Approval of the 2018 Omnibus Incentive Plan to replace the 2008 Long Term Incentive Plan, which was amended and restated in 2011; Item 1 The election of three directors to hold office for three-year terms ending on the date of the annual meeting in 2021;

On September 12, 2018, we began to mail our shareholders either a notice containing instructions on how to access this Proxy Statement and our Annual Report through the Internet, or a printed copy of these materials. We have provided each shareholder with a Notice of Internet Availability of Proxy Materials (the “Notice”), which encourages shareholders to review all proxy materials and our annual report and vote online at www.envisionreports.com/sxi. We believe that reviewing materials online reduces our costs, eliminates surplus printed materials and generally reduces the environmental impact of our Annual Meeting. If you would like to receive a printed copy of our proxy materials, please follow the instructions contained in the Notice.

All proxy solicitation costs are paid by the Company. In addition to proxy solicitations made by mail, the Company’s directors and officers may solicit proxies in person or by telephone.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote your shares as soon as possible. We encourage you to vote via the Internet, since it is convenient and significantly reduces postage and processing costs. You may also vote via telephone or by mail if you received paper copies of the proxy materials. Instructions regarding the methods of voting are included in the Notice, the proxy card and the Proxy Statement.

By Order of the Board of Directors, Alan J. Glass, Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 23, 2018.

As permitted by the SEC, the 2018 Notice of Annual Meeting of Shareholders and Proxy Statement and the 2018 Annual Report on Form 10-K are available for review at www.standex.com under the “Investors” tab in the “Annual Reports & Proxy Materials” section.

2018 Proxy Statement	3

Proxy Statement Summary

This summary contains a general overview of this Proxy Statement. It highlights information contained elsewhere in this Proxy Statement and is meant to be used as a quick reference. This summary does NOT contain all of the information that you should consider before voting. You should read the entire Proxy Statement carefully before voting.

2018 Annual Meeting

Date & Time October 23, 2018 9:00 a.m. local time	Location Standex International Corporation 11 Keewaydin Drive, Suite 300 Salem, NH 03079	Who Can Vote Holders of our Common Stock as of the record date:August 31, 2018 can vote on all matters

You are receiving these proxy materials in connection with the solicitation of proxies by the Board of Directors of Standex International Corporation, a Delaware corporation, to be voted at the 2018 Annual Meeting and any continuation, adjournment or postponement thereof.

On September 12, 2018, we began to mail our shareholders either a notice containing instructions on how to access this Proxy Statement and our Annual Report through the Internet or a printed copy of these materials. The Notice explains how you may access and review the proxy materials and how you may submit your proxy on the Internet. If you would like to receive a printed copy of our proxy materials, please follow the instructions contained in the Notice.

All proxy solicitation costs are paid by the Company. In addition to proxy solicitations made by mail, the Company’s directors and officers may solicit proxies in person or by telephone.

Agenda and Voting Recommendations

Item	Proposals	Board Vote Recommendation
1	Election of Directors	FOR each Director Nominee
2	Approval of the 2018 Omnibus Incentive Plan	FOR
3	Advisory Vote on Executive Compensation	FOR
4	Ratification of Auditors	FOR

4	2018 Proxy Statement

Board Nominees and Members	OUR BOARD RECOMMENDS YOU VOTE “FOR” EACH DIRECTOR NOMINEE

Class & Term Expiration	Name	Age	Director Since	Independence	Committee Memberships
					Audit	Comp.	N&CG**
Class I Nominee – 2021	Charles H. Cannon, Jr.	66	2004	Independent Director	●	●
Class I Nominee – 2021	Jeffrey S. Edwards*	56	2014	Independent Director		Chair	●
Class I Nominee – 2021	B. Joanne Edwards*	62	new nominee	Independent Director
Class III – 2019	Thomas E. Chorman	64	2004	Independent Director	●	●	Chair
Class III – 2019	Thomas J. Hansen	69	2013	Lead Independent Director	Chair
Class II – 2020	David Dunbar	57	2014	Standex CEO/ Not independent
Class II – 2020	Michael A. Hickey	57	2017	Independent Director		●
Class II – 2020	Daniel B. Hogan	75	1983	Independent Director			●

* Jeffrey S. Edwards and B. Joanne Edwards are not related.

** Nominating & Corporate Governance Committee

Director Snapshot

10.4 years 64 5 directors Average director tenure Average age of directors Tenure of fewer than 5 years 7 of our 8 directors are independent

Corporate Governance Highlights

We are committed to strong corporate governance practices, which promote the long-term interests of shareholders, strengthen financial integrity and hold our Board and management accountable. The highlights of our corporate governance practices include the following:

●	7 out of 8 of our directors are independent
●	Regular executive sessions of independent directors
●	Audit, Compensation and Nominating and Corporate Governance committees are comprised solely of independent directors
●	Annual board and committee self-evaluations
●	Risk oversight by the full board and committees
●	50% of the directors are new since 2013
●	Ongoing review of optimal Board composition
●	Board members participate in our Company-wide compliance and ethics training programs
●	Independent compensation consultant reports directly to the Compensation Committee
●	Lead Independent Director
●	Corporate Governance Guidelines
●	Stock ownership guidelines for directors and executive officers
●	Policy against hedging and pledging of Company stock
●	Code of Conduct applies to directors & all employees
●	Annual advisory approval of executive compensation
●	Board and committees may engage outside advisors independently of management

2018 Proxy Statement	5

2018 Omnibus Incentive Plan	OUR BOARD RECOMMENDS YOU VOTE “FOR” OUR OMNIBUS INCENTIVE PLAN PROPOSAL

Our Long Term Incentive Plan (“LTIP”) is scheduled to terminate on October 28, 2018. We are asking shareholders to approve the Standex 2018 Omnibus Incentive Plan, which the Compensation Committee and the Board have adopted, subject to shareholder approval, to enable the Company to continue making equity awards to executives and other eligible participants. The following is an overview* of the key provisions of the OIP. Please see “Proposal Two: 2018 Omnibus Incentive Plan” starting on page 16 for the full summary of the OIP.

Term: 10 Years

Share Pool: 500,000

Eligibility: Any employee, Third-Party Advisor or Non-Employee Director, as selected by the Committee

Plan Administration: Compensation Committee of the Board

Key Plan Administration Powers:

●	Select individuals eligible to participate in the Plan;
●	Determine awards to be granted to eligible individuals;
●	Determine and modify the terms and conditions of awards;
●	Determine timing of grants; and
●	Accelerate exercisability or vesting of all or any portion of any Award.

Permitted Award Types:

●	Incentive Stock Options (“ISO”);
●	Non-Statutory Stock Options (“NSOs”);
●	Restricted Stock Awards (“RSAs”);
●	Restricted Stock Units (“RSUs”);
●	Unrestricted Stock Awards (“Stock Awards”);
●	Performance Cash Awards (“PCAs”); and
●	Stock Appreciation Rights (“SARs”).

Share Counting:

●

Shares of Stock underlying any Awards that are granted under the OIP or under the LTIP that are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise or settlement in cash in lieu of shares of Stock) return to the share pool.

●	Shares of Stock used for tax withholding, to pay an option’s exercise price and shares not issued upon the exercise of a stock-settled SAR share do not return to the share pool.

Equity Restructuring: In the event of an equity restructuring, the Administrator shall make appropriate adjustments in:

●	The number and kind of shares of Stock or securities with respect to which Awards may thereafter be granted;
●	The number and kind of shares of Stock remaining subject to outstanding Awards;
●	The exercise or purchase price in respect of such shares; and
●	The number and kind of shares of Stock or other securities that may be issued under the OIP or under particular forms of Award Agreements.

Transferability of Awards: Generally, Awards are not transferable other than by will or the laws of descent and distribution. The Compensation Committee, in its discretion, may approve the transfer of an Award by gift to certain allowable transferees.

Dividends and Dividend Equivalents (“DEs”):

●	Dividends/DEs may not accrue or be paid on stock options/SARs.
●	Compensation Committee shall determine if dividends/DEs will accrue on RSAs and RSUs.
●	Any dividends/DEs accruing on RSAs or RSUs shall be subject to the same service and/or performance vesting conditions as the underlying Award.

Amendment and Termination:

●	Board may amend or terminate the OIP at any time, unless shareholder approval is required by the securities exchange on which the Stock is listed;
●	Compensation Committee may amend or terminate any outstanding Award Agreement; however, the Compensation Committee cannot reprice options/SARs without shareholder approval;
●	No amendment/termination may adversely affect an outstanding Award without Participant consent.

Change in Control (“CIC”):

●

Upon a CIC, outstanding Awards immediately vest (performance Awards are paid based on the greater of actual or target performance, without proration) and are settled within 30 days of the CIC, except to the extent that Replacement Awards are granted in exchange for such Awards.

●	Replacement Awards must be approved by the Compensation Committee as constituted immediately prior to the CIC and include certain Participant safeguards such as the following:
●	Provide for immediate vesting upon a post-CIC involuntary termination;
●	Preserve pre-CIC intrinsic value of Replaced Award;
●	Relate to publicly traded securities listed on a U.S. exchange; and
●	Include terms and conditions not less favorable than the terms and conditions of the Replaced Award.

Director Compensation Limits: The OIP limits the aggregate annual compensation for Non-Employee Directors to $400,000, subject to certain exceptions.

* Capitalized terms have the definitions set forth in the OIP. See Appendix A, beginning on page 64 for the full text of the OIP.

6	2018 Proxy Statement

Executive Compensation	OUR BOARD RECOMMENDS YOU VOTE “FOR” OUR “SAY ON PAY” PROPOSAL

Objectives	Principles

●   Align the interests of our executives with the interests of our shareholders

●   Attract, retain and motivate highly qualified executives

●   Pay for performance by rewarding current activity/success and driving future growth

●   Appropriately manage risk

●   Provide a competitive pay opportunity

●   Promote long-term commitment to the Company via deferred equity awards

●   Incentive compensation should be performance-based

●   Compensation levels should be competitive

●   Incentive compensation should represent the majority of total compensation

●   Incentive compensation should balance short and long-term performance

●   Incentive compensation should discourage excessive risk-taking

●   Long term incentives should balance stock-based appreciation and financial achievements

●   Executive compensation should be reviewed annually

Checklist of Compensation Practices What we do What we don’t do Executive compensation is tied to performance Caps on incentive payouts Strategic performance metrics Compensation Committee has the right to “claw back” awards Benchmarks determined based on peers of comparable size, complexity & industry Encourage long range planning No excise tax gross-up provisions No single-trigger change in control severance benefits No hedging or pledging of shares Our incentive programs do not encourage excessive risk taking No stock options granted since 2003 No excessive perquisites

Compensation Program Design

Category	Compensation Element	Purpose	Description
Short-Term Incentives	Base Salary	Attract and retain executives	Fixed cash compensation based on responsibilities of the position
	Annual Incentive Opportunity	Attract and retain executives Reward short-term performance	Variable annual cash incentive for achievement of pre-determined performance goals and metrics
	Management Stock Purchase Plan	Attract and retain executives Align interests with shareholders	Optional deferral of up to 50% of the annual incentive opportunity into the receipt of discounted restricted stock units
Long-Term Incentives	Restricted Stock Awards	Attract and retain executives Align interests with shareholders	Grants of restricted stock, which cliff vest at the end of a 3-year period
	Performance Share Units	Attract and retain executives Reward long term performance Align interests with shareholders	Cliff vest at the end of a 3-year period at between 0% and 200% of award value based on pre-determined financial performance metrics
Retirement	Standex Deferred Compensation Plan	Attract and retain executives	Unfunded, non-qualified deferred compensation plan, available to executive officers and other U.S. employees based on salary level
	401(k) Plan	Attract and retain executives	Qualified 401(k) plan available to U.S. employees
Other	Employment Agreements	Attract and retain executives Manage risk	Caps severance pay in the event of termination and enforces non-competition
	Other Benefits	Attract and retain executives	Certain executives receive an automobile allowance and/or tax preparation services; no other perquisites offered

2018 Proxy Statement	7

Compensation Mix

CEO COMPENSATION MIX [PERCENTAGE] [PERCENTAGE] [PERCENTAGE] [PERCENTAGE] At Risk 75% 20% 25% 30% 19% 38% 21% 22% At Risk 63% Base Salary Annual Incentive LTIP PSU LTIP RSA Guaranteed At Risk

2018 Compensation Summary

Name & Principal Position	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

David Dunbar President & CEO	797,327	2,120,875	357,814	40,012	112,340	3,428,368
Thomas D. DeByle Vice President, CFO & Treasurer	408,530	790,571	120,505	33,668	58,870	1,412,144
Alan J. Glass Vice President, CLO & Secretary	337,297	451,045	77,383	-	22,303	888,028
Paul C. Burns Vice President of Strategy & Business Development	315,953	487,082	134,577	177	16,723	954,512

Ross McGovern Vice President & CHRO	283,800	246,547	90,267	6,101	15,939	642,654

Note:	This table provides the summary compensation information for FY 2018. The full Summary Compensation Table may be found on page 51.

More than 97% of the votes cast on our 2017 say-on-pay proposal were in favor of our executive compensation program and policies

8	2018 Proxy Statement

Audit

OUR BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICAION OF GRANT THORNTON LLP

The following are the aggregate audit and non-audit fees billed to Standex by Grant Thornton LLP. (“Grant Thornton”) for FYs 2017 and 2018. A full explanation of the types of fees and Grant Thornton’s role is contained in “Proposal Four: Ratification of Independent Auditor” on starting on page 23.

Type of Fees	2017 ($) *	2018 ($) *
Audit Fees	1,303,000	1,560,000
Audit-Related Fees	336,000	251,000
Tax Fees	24,000	24,000
All Other Fees	2,000	2,000
Total Fees	1,665,000	1,837,000

* Amounts have been rounded to the nearest thousand.

What our Audit Committee considered when engaging Grant Thornton:

●   Grant Thornton’s independence and integrity.

●   The business acumen, value-added benefit, continuity and consistency, and technical and core competency provided by the Grant Thornton team.

●   Grant Thornton’s efforts toward efficiency, including with respect to process improvement and fees.

●   The effectiveness of Grant Thornton’s processes, including its quality control, timeliness and responsiveness, and communication and interaction with management and the Board.

●   Grant Thornton’s regulatory expertise and ability to provide guidance on changing laws and regulations.

2018 Proxy Statement	9

Proposal One: Election of Directors

The Board currently consists of eight directors. We have three classes of directors, each class being as equal in size as possible. The term of each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. The term for the 3 director nominees will expire at the 2021 annual meeting.

The Board has nominated Charles H. Cannon, Jr., Jeffrey S. Edwards and B. Joanne Edwards as Class I directors for the three-year term expiring at the 2021 annual meeting. Please note there is no relation between Jeffrey S. Edwards and B. Joanne Edwards.

In accordance with the Board’s director retirement policy, Gerald H. Fickenscher will retire from the Board effective as of the Annual Meeting and is therefore not nominated for re-election. The Company extends its sincere thanks to Mr. Fickenscher for his 14 years of service and wishes him well in his retirement.

Board of Directors

The Board regularly reviews the skills, experience and background that it believes are desirable to be represented on the Board. On an annual basis, the Board reviews each director’s skills and assesses whether there are gaps that need to be filled. As a result, recruitment is an ongoing activity. The Board aims to strike a balance between the experience that comes from long-term service on the Board with the new perspective that new Board members bring. The Board also has a mandatory retirement policy, whereby no director may stand for re-election if he or she has reached the age of 75. Over the past 5 years, the Company has added 4 new directors due to Board refreshment. We believe this balanced approach creates a renewed perspective that is beneficial to shareholders.

Biographical Information

The following is biographical information for each director nominee and each continuing director. The information includes names, ages, principal occupations for at least the past five years, the year in which each director joined our Board and certain other information. The information is current as of September 12, 2018, except for the director’s ages, which are current as of October 23, 2018.

ELECTION OF DIRECTORS What are you voting on? At the 2018 Annual Meeting, 3 directors are to be elected to hold office until the 2021 annual meeting and until their successors have been elected and qualified. Two nominees are current Standex Board members who were most recently elected by shareholders at the 2015 annual meeting, and one, B. Joanne Edwards, is a new nominee whose Board service would commence upon her election at the 2018 Annual Meeting. The Board of Directors recommends that you vote “FOR” the election of each director nominee and set the number of directors at 8.

10	2018 Proxy Statement

Director Nominees – Class I

Charles H. Cannon, Jr. Former Executive Chairman and CEO, John Bean Technologies, (“JBT”), a NYSE-traded global technology solutions provider for the food processing and air transportation industries.
DIRECTOR SINCE: 2004 AGE: 66 INDEPENDENT BOARD COMMITTEES: ● Audit, Financial Expert ● Compensation

Mr. Cannon has several decades of senior executive experience at an international manufacturing company that operates in some of the same industries as our Company. Mr. Cannon contributes his demonstrated executive leadership skills, as well as his knowledge of corporate organization, finance and operations to the Board. Mr. Cannon’s technical and business education, coupled with his global perspective, provide a unique voice to our Board.

BUSINESS EXPERIENCE

●   Executive Chairman, JBT (2013-2014)

●   Chairman and CEO, JBT (2008-2013)

●   Vice President and Senior Vice President, FMC Technologies (2001-2008)

●   Various managerial and executive positions, FMC Technologies (1994-2001)

CURRENT BOARD MEMBERSHIP ● None PAST BOARD MEMBERSHIP ● JBT

Jeffrey S. Edwards Chairman and CEO, Cooper Standard Holdings, Inc., (“Cooper Standard”), a global manufacturer of fluid handling, body sealing and anti-vibration systems components.
DIRECTOR SINCE: 2014 AGE: 56 INDEPENDENT BOARD COMMITTEES: ● Compensation (Chair) ● Nominating and Corporate Governance

Mr. Edwards’ successful and lengthy history of leading a global manufacturing business has enabled him to advise the Board in a myriad of ways, including how to address operational and growth challenges and how to execute both short and long-term performance strategies. Mr. Edwards contributes his management acumen, knowledge of global manufacturing and insight into peer practices to the Board.

BUSINESS EXPERIENCE

●   Chairman, Cooper Standard (since 2013)

●   CEO, Cooper Standard (since 2012)

●   Corporate Vice President, Group Vice President and General Manager of the Automotive Experience Asia Group, Johnson Controls, Inc. (2004-2012)

●   Group Vice President and General Manager of the Automotive Experience North America, Johnson Controls, Inc. (2002-2004)

●   Various managerial & executive positions, Johnson Controls, Inc. (1984-2002)

CURRENT BOARD MEMBERSHIP ● Cooper Standard Holdings, Inc. ● Cooper Standard Foundation, Inc. PAST BOARD MEMBERSHIP ● None

2018 Proxy Statement	11

B. Joanne Edwards Former Senior Vice President & General Manager, Residential & Wiring Device Business, Eaton Corporation Plc, (“Eaton”), a global power management company.
DIRECTOR SINCE: 2018 AGE: 62 INDEPENDENT

Ms. Edwards’ distinguished career as a senior executive in various global diversified manufacturing companies will be of great benefit to our Board upon election. Prior to her retirement, Ms. Edwards had increasingly responsible roles with strategic, financial and operational reach. She provides a wealth of insight into profit and growth strategies, both in the short term and the long term, which will be beneficial to the Board as Standex continues to execute on its growth strategies and initiatives. Ms. Edwards’ decades of leadership and management experience will add value to the Board’s deliberations.

	BUSINESS EXPERIENCE	CURRENT BOARD MEMBERSHIP

●   Senior VP & GM, Residential & Wiring Device Division, Eaton (2013-2017)

●   VP & GM, Residential Products, Eaton (2011-2013)

●   Senior Business Unit Manager, Residential Products, Eaton (2007-2011)

●   President, Veris Industries LLC (2002-2007)

● None PAST BOARD MEMBERSHIP ● Pauline Auberle Foundation ● Self Enhancement Inc. ● Anesthesiologists, Inc. ● Terasys, Inc.

Class III Directors – Term Expiring 2019

Thomas E. Chorman CEO, Solar LED Innovations, LLC, a designer, manufacturer and marketer of solar lighting products.
DIRECTOR SINCE: 2004 AGE: 64 INDEPENDENT BOARD COMMITTEES: ● Audit, Financial Expert ● Compensation ● Nominating and Corporate Governance (Chair)

Mr. Chorman is a seasoned financial professional, with experience as a financial executive, an entrepreneur and a private equity investor. Mr. Chorman remains involved in the day to day financial reporting obligations of established, publicly traded, global companies as well as smaller start-ups. Mr. Chorman’s financial background provides a significant benefit to the Board when analyzing acquisition opportunities and when evaluating both the current financial results and long range strategic plans of Standex.

	BUSINESS EXPERIENCE	CURRENT BOARD MEMBERSHIP
	● CEO, Solar LED Innovations, LLC (since 2008) ● CEO & President, Foamex (2001-2006) ● CFO, Ansell Healthcare (2000-2001) ● CFO, Armstrong World Industries (1997-2000)	● None PAST BOARD MEMBERSHIP ● Symmetry Medical, Inc. ● Foamex

12	2018 Proxy Statement

Thomas J. Hansen

Former Vice Chairman, Illinois Tool Works, Inc., (“ITW”), a global manufacturing company that produces engineered fasteners and components, equipment and consumable systems and specialty products.

DIRECTOR SINCE: 2013 AGE: 69 LEAD INDEPENDENT DIRECTOR BOARD COMMITTEES: ● Audit (Chair), Financial Expert

Prior to his retirement, Mr. Hansen had a long and distinguished career with a global manufacturing company that has similar diversified aspects to Standex. Mr. Hansen’s broad end-market knowledge and acquisition experience, as well as his service on other global manufacturers’ boards, provide valuable insight to the Board. Mr. Hansen’s integrity and independent judgment make him especially well-suited for the role of Lead Independent Director, which he has held since 2016.

	BUSINESS EXPERIENCE ● Vice Chairman, ITW (2006-2013) ● Executive Vice President, ITW (1998-2006) ● Various managerial and executive roles, ITW (1980-1998)	CURRENT BOARD MEMBERSHIP ● Terex Corporation ● Mueller Water Products, Inc. ● Gill Industries PAST BOARD MEMBERSHIP ● ITW ● CDW Corporation

Class II Directors – Term Expiring 2020

David Dunbar Chair, President and CEO, Standex International Corporation.
DIRECTOR SINCE: 2014 AGE: 57 CHAIR, PRESIDENT & CEO

Mr. Dunbar has decades of executive experience with global manufacturing companies. His diverse background at various operational levels, coupled with his technical engineering education, provides a broad perspective to the Board. As President & CEO, Mr. Dunbar is uniquely positioned to report to the Board on Company activities and guide discussions regarding the Company’s strategic growth initiatives.

BUSINESS EXPERIENCE

●   Chair, Standex (since 2016)

●   President & CEO, Standex (since 2014)

●   President of Valves and Controls, Pentair Ltd., (2012-2014)

●   President of Valves and Controls, Tyco Flow Control (2009-2012)

●   Various managerial and executive roles, Emerson Electric (2004-2009)

CURRENT BOARD MEMBERSHIP ● Watts Water Technologies, Inc. PAST BOARD MEMBERSHIP ● None

2018 Proxy Statement	13

Michael A. Hickey Executive Vice President and President of Global Institutional, Ecolab Inc., a global provider of water, hygiene and energy technologies and solutions.
DIRECTOR SINCE: 2017 AGE: 57 INDEPENDENT BOARD COMMITTEES: ● Compensation

Mr. Hickey continues to enjoy a distinguished career at Ecolab Inc., where he has served in managerial and executive roles of increasing responsibility since 1984. Mr. Hickey’s track record of leading a solutions-driven business with an intimate customer focus, together with his mergers and acquisitions, marketing and sales and operational experience provides a dynamic voice to the Board.

BUSINESS EXPERIENCE

●   President of Global Institutional, Ecolab Inc. (since 2012)

●   Executive Vice President of Institutional Sector North America, Ecolab Inc. (2011-2012)

●   Executive Vice President of the Global Service Sector, Ecolab Inc. (2010-2011)

●   Various executive and managerial roles, Ecolab Inc. (1985-2010)

CURRENT BOARD MEMBERSHIP ● National Restaurant Association ● Women’s Food Service Foundation PAST BOARD MEMBERSHIP ● International Foodservice Manufacturers Association

Daniel B. Hogan, J.D., Ph.D. Senior Advisor, Passim, a non-profit performing arts organization.
DIRECTOR SINCE: 1983 AGE: 75 INDEPENDENT BOARD COMMITTEES: ● Nominating and Corporate Governance

Dr. Hogan’s diverse management and leadership experience, including specialties in leadership development, team building, executive assessment and competency modeling are integral to the Board’s processes. His decades of consulting experience provides valuable guidance to the Board, particularly through his leadership of the Board’s, Committees’ and CEO’s annual evaluation processes. Dr. Hogan’s service on the Standex Board over the past 35 years provides institutional knowledge and a unique historical perspective to the Board.

BUSINESS EXPERIENCE

●   Senior Advisor, Passim (since 2015)

●   Executive Director, Passim (2008-2015)

●   Executive Director, Fathers & Families (2006-2007)

●   Managing Director, Fathers and Families (2003-2006)

CURRENT BOARD MEMBERSHIP ● Harvard Square Business Association PAST BOARD MEMBERSHIP ● Passim ● East Chop Association

14	2018 Proxy Statement

Required Vote & Recommendation

Our By-Laws require that, in an uncontested election, each director be elected by a majority of the votes cast. A majority of votes cast means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. Shareholders that either mark “ABSTAIN” on the proxy card or otherwise abstain from voting will not be counted as either “FOR” or “AGAINST.” Broker non-votes will not be counted as either “FOR” or “AGAINST.”

In the event that there is a contested election, each director will be elected by a plurality of the votes cast, which means the directors receiving the largest number of “FOR” votes will be elected to the open positions.

In the event that any nominee becomes unavailable, the Board may either choose a substitute or postpone filling the vacancy until a qualified candidate is identified. If there is a substitute, the individuals acting under your proxy may vote for the election of a substitute. The nominees have indicated their willingness to serve as directors and we have no reason to believe that any nominee will become unavailable.

The Board of Directors recommends that you vote “FOR” the election of each nominee and set the number of directors at 8.

2018 Proxy Statement	15

Proposal Two: 2018 Omnibus Incentive Plan

APPROVAL OF THE STANDEX 2018 OMNIBUS INCENTIVE PLAN What are you voting on? We are asking shareholders to approve the Standex 2018 Omnibus Incentive Plan, which the Compensation Committee and the Board adopted, subject to shareholder approval, to enable Standex to continue making equity awards to executives and other employees. The OIP is an important part of our pay for performance philosophy, as it allows Standex to award compensation that is tied to performance and creates shareholder value. Why are we asking you to vote? The previously approved Standex 2008 Long-Term Incentive Plan (as amended and restated in 2011) is scheduled to expire on October 28, 2018. The Board of Directors recommends that you vote “FOR” the Standex 2018 Omnibus Incentive Plan

Background

As part of the Company’s continuing incentive compensation program, and upon the consideration and recommendation of the Compensation Committee, the Board approved and adopted the 2018 Omnibus Incentive Plan (“OIP”) on July 26, 2018 and is recommending it for approval by the shareholders at the Annual Meeting.

In connection with the Board’s consideration and recommendation of the OIP, the Compensation Committee reviewed and analyzed the OIP and determined that the maximum dilutive impact of the awards permitted under the OIP would be well within the investor-based guidelines. Meridian Compensation Partners, LLC, the independent compensation consultant, also provided recommendations, which the Compensation Committee adopted in order to ensure that the OIP complied with current standards of good governance.

If approved, the OIP will replace the Standex 2008 Long Term Incentive Plan, as amended and restated in 2011, (the “LTIP”) and the LTIP will terminate except as it relates to awards granted under the LTIP. The LTIP had a term of 10 years and is scheduled to expire on October 28, 2018.

The OIP is similar to the LTIP, which was originally approved by shareholders at the 2008 annual meeting, and approved as amended at the 2011 annual meeting. The approval of the OIP will not affect awards previously granted under the LTIP, which will remain outstanding according to their terms.

The following summary highlights the key features of the OIP. The subsequent discussion provides more detail on its material aspects. The summary and discussion are qualified by reference to the full text of the OIP, attached as Appendix A to this Proxy.

Highlights of the OIP

●	Fungible share pool. The OIP uses a fungible share pool under which each share issued will reduce the number of shares available under the OIP by one share.

●	No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying stock on the date of grant.

●	Change in control vesting. Awards granted under the OIP will automatically vest and pay out in the event of a change in control unless the Compensation Committee has arranged for the issuance of Replacement Awards.
●	Independent Committee Administration. The OIP will be administered by the Compensation Committee, which is made up entirely of independent directors.

●	Awards subject to forfeiture/clawback. Awards under the OIP will be subject to recoupment under certain circumstances.

●	Minimum Vesting Period. At least 95% of awards under the OIP must have a minimum one-year vesting requirement.

●	Limitations on non-employee directors’ compensation. The OIP sets limits on total compensation paid to non-employee directors.

16	2018 Proxy Statement

Purpose

The purpose of the OIP is the same as the purpose of the LTIP, namely, to encourage and enable executives, employees, directors and others (as defined in the OIP) to acquire a proprietary interest in Standex. This enables Standex to:

●	attract and maintain executive, managerial and other key employees;

●	motivate participants to achieve long-range goals consistent with increases in shareholder value;

●	provide incentive compensation opportunities that are flexible and competitive with those offered by other businesses;

●	support the Company’s executive compensation program, as discussed in the Compensation Discussion & Analysis section of this Proxy Statement; and

●	align the interests of participants with shareholder interests through compensation that is based on the value of the Company’s common stock.

Eligibility & Types of Awards

The OIP authorizes the following types of awards to be made to any employee, officer, non-employee director, or Third Party Service Provider, as defined in the OIP, of the Company and its subsidiaries, as designated by the Compensation Committee. All awards will be evidenced by a written award agreement between the Company and the participant and will include such provisions and conditions as may be specified by the Compensation Committee.

Stock Options

Stock options give the holder the right to purchase shares of common stock at a specified price during specified time periods. The exercise price of an option granted under the OIP may not be less than the fair market value of the common stock on the date of grant. Stock options granted under the OIP have a maximum term of 10 years. The OIP authorizes both incentive stock options and nonqualified stock options. Incentive stock options can only be granted to employees of the Company or its subsidiaries and have an annual fair market value limit of $100,000 per recipient. The Compensation Committee has not granted stock options since 2003, but believes that the ability to grant stock options is important to maintain flexibility in determining long-term equity compensation.

Stock Appreciation Rights

Stock Appreciation Rights (“SARs”) give the holder the right to receive, either in cash or common stock equivalent, the excess of the fair market value of one share of common stock on the date of exercise, over the exercise price of the SAR. The exercise price of the SAR may not be less than the fair market value of the common stock on the date of grant. SARs granted under the OIP have a maximum term of 10 years. SARs are not a part of the Company’s current compensation program, but the Compensation Committee believes that allowing it the ability to grant SARs maintains flexibility in determining the Company’s equity compensation.

Restricted Stock and Restricted Stock Units

Awards of Restricted Stock (“RSAs”) grant the recipient shares of common stock which are subject to certain vesting requirements. Restricted Stock Unit (“RSU”) awards grant the recipient the right to receive a certain number of common stock at vesting, subject to certain vesting requirements. Recipients of such awards do not have any voting rights until the vesting requirements are satisfied, unless the Compensation Committee determines otherwise. Vesting requirements include continued employment, achievement of pre-established goals or a combination of both. The Company currently grants time-based RSAs, which do have voting rights, and also grants RSUs as part of the Management Stock Purchase Plan, which do not have voting rights.

Unrestricted Stock Awards

The Compensation Committee, in its discretion, may grant or sell to any eligible person shares of common stock free of restrictions. The sales price of such stock awards is determined by the Compensation Committee. The OIP allows the granting or selling of unrestricted stock awards as payment for past services or other valid consideration. Unrestricted stock awards cannot be sold, assigned, transferred, pledged or otherwise encumbered.

Performance Awards

Performance awards grant the recipient the right to receive, either in cash or shares of common stock, a payout upon the attainment of pre-established performance goals. The Company’s current compensation program includes performance share unit awards, as a component of long-term equity incentive compensation, and performance cash awards, as annual short-term incentive compensation.

2018 Proxy Statement	17

Shares

Maximum Number of Shares Available

The maximum number of shares of Company common stock which may be allocated to awards, including SARs, under the OIP is 500,000 shares. Any shares of Company common stock previously authorized but unissued under the LTIP will not be issued.

Fungible Pool and Share Counting

Each share issued pursuant to an award under the OIP will reduce the number of shares available by one share, with the exception of awards issued pursuant to a range of payouts, in which case, the share reserve will be reduced by the number of shares representing the maximum possible payout. Shares subject to awards under the LTIP or the OIP that terminate or expire unexercised, or are cancelled, terminated, forfeited or lapse for any reason, or are exchanged for an award that does not involve the issuance of shares and shares underlying awards that are ultimately settled in cash, will become available for future grants of awards under the OIP. Similarly, in the event that a maximum payout is not reached, the unearned shares originally subject to the award will be added back to the share reserve. The following shares do not return to the share pool and are not available for issuance under the OIP: (i) shares used to pay the exercise price or withholding taxes related to an outstanding stock option or SAR; (ii) shares that are not issued or delivered upon the exercise of an SAR; and (iii) shares repurchased by the Company on the open market with proceeds from the exercise of a stock option.

Expected Duration of the Share Reserve

If this proposal is approved by our shareholders, we expect that the share reserve under the OIP will be sufficient for awards for approximately 5 years. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the OIP’s share pool upon expiration, forfeiture or cash settlement; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions are reasonable, future share usage may differ from current expectations.

Burn Rate

The following table provides information regarding stock-settled, time-vested equity awards granted and performance-based, stock-settled equity awards granted over each of the last 3 fiscal years:

	2018	2017	2016
Time-Vested Restricted Shares/Units Granted	51,485	51,563	48,984
MSPP Shares Granted	9,050	16,661	12,383
Performance-Based Stock Units Granted (at Target)	26,361	26,703	24,567
Weighted Average Basic Common Stock Outstanding	12,697,626	12,666,000	12,682,000

These burn rate figures are different from the disclosures in the Company’s Annual Reports on Form 10-K for the fiscal years endings June 30, 2016, 2017 and 2018 because this table excludes all cash-settled awards. Per 10-K filings, the cash-settled time-vested restricted stock units granted in 2018, 2017 and 2016 were 51,792, 51,563, and 48,984 respectively.

Overhang

The following table provides certain information regarding the Company’s existing equity compensation plans:

Stock Options Outstanding	0
Full-Value Awards Outstanding	209,984
Basic Common Shares Outstanding as of the Record Date (August 31, 2018)	12,830,209

This includes time-vested restricted stock units (120,010), stock-settled performance share units outstanding at target (58,.028) and MSPP shares granted (31,760).

Adjustments to Share Reserve

The number of shares allocated to the OIP shall be appropriately adjusted to reflect any subsequent equity restructuring, such as stock dividends, stock splits, reverse stock splits and similar matters affecting the overall number of the Company’s outstanding shares. Similarly, in the event of any other change in corporate capitalization, the Compensation Committee has the authority to make equitable adjustments to prevent dilution or enlargement of any rights granted under the OIP.

18	2018 Proxy Statement

Administration

The OIP will be administered by the Compensation Committee. The Compensation Committee will have the authority to:

●	make awards;
●	designate participants;
●	determine the type or types of awards to be granted to each participant and the amount, terms and conditions thereof;
●	establish, adopt or revise any rules, regulations, guidelines and procedures as it may deem advisable to carry out to provisions and purposes and administer the OIP; and
●	prescribe forms of award agreements, and make rules, interpretations and any and all other decisions and determinations that may be required under the OIP.

Additionally, the Compensation Committee may, by resolution, authorize any officer of the Company to designate employees as award recipients and determine the amount of such awards. This delegation is limited by: (i) not allowing the authorized officer to grant an award to an officer (defined as a reporting person under Section 16 of the Exchange Act); (ii) requiring the resolution to include the total number and/or dollar value of awards the officer is allowed to grant; and (iii) requiring the officer to periodically report to the Compensation Committee regarding the nature and scope of awards granted by the officer. Lastly, the Compensation Committee may expressly delegate to one or more of its members or to one or more officers of the Company or its affiliates or to one or more agents or advisors its administrative duties or powers under the OIP.

Treatment of Awards upon Certain Events

Termination of Continuous Service

The applicable award agreement or special plan document governing an award will specify the treatment of such award upon the termination of a participant’s continuous service. Continuous service means the absence of any interruption or termination of service as an employee, officer or director; provided that the following will not be considered an interruption in service: (i) a participant transfers employment, without interruption, between the Company and an affiliate or between affiliates, (ii) in the case of a spin-off, sale or disposition transaction where the Compensation Committee determines that no interruption will result or (iii) the participant is granted an unpaid leave of absence authorized in writing by the Company that does not exceed 12 months. The OIP defines an affiliate as any parent company of Company and each subsidiary of the Company, as those terms are defined in Section 424 of the IRC.

Change in Control

Unless otherwise provided in an award agreement or any special plan document or separate agreement with a participant governing an award, upon the occurrence of a change in control (“CIC”) of the Company in which awards are not assumed by the surviving entity or otherwise converted into a Replacement Award, as defined in the OIP, the following shall occur:

●

A participant’s then-outstanding stock options and SARs that are not vested and are only subject to continuous service shall immediately become fully vested and exercisable over the exercise period set forth in the applicable award agreement. The Compensation Committee may elect to cancel such awards and pay a cash amount, unless the exercise price exceeds the value of the consideration received by the participant as a result of the CIC.

●	All other awards subject to continuous service shall become fully vested.
●

A participant’s then-outstanding stock options and SARs that are not vested and are subject to attaining certain performance measures shall immediately become vested and exercisable as of the date of the CIC. Where performance measures provide for a range of payouts, the number of shares that shall vest is based on the higher of (i) actual performance through the date of the CIC, or (ii) target performance. No payment shall be made if the exercise price exceeds the value of the consideration received by the participant as a result of the CIC.

●

All other awards subject to attaining certain performance measures shall immediately vest and be settled based on the higher of (i) actual performance through the date of the CIC, or (ii) target performance.

Unless otherwise provided in an award agreement or any special plan document or separate agreement with a participant governing an award, if there is a change in control of the Company and a qualifying Replacement Award is provided to the participant, the participant shall not receive any automatic vesting or acceleration of the Replaced Award, as defined in the OIP. However, if a participant’s employment is involuntarily terminated other than for cause after such a change in control, then a participant’s Replacement Award in the form of:

●	stock options or SARs shall become fully exercisable;

2018 Proxy Statement	19

●	performance-based awards shall be deemed to be fully satisfied at the target level and be paid within 60 days of the termination; and
●	service-based awards shall become fully vested and paid within 60 days of the termination.

Forfeiture Events

Awards under the OIP will be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable to the participant, including the claw back policy. An award agreement may specify that an award will be reduced, cancelled, forfeited or recouped upon certain events, including (i) termination of employment for cause; (ii) violation of material Company policies; (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant; (iv) other conduct by the participant that is detrimental to the business or reputation of the Company; and (v) a later determination that the vesting of, or amount realized from, a performance award was based on materially inaccurate financial statements or performance metric criteria, whether or not the participant caused or contributed to such inaccuracy. The Company will also seek to recover any granted awards as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other law or listing standards of the NYSE.

Termination & Amendment

If the OIP is approved at the 2018 Annual Meeting, it will terminate on October 23, 2028 unless earlier terminated by the Board or the Compensation Committee. The Board or the Compensation Committee may, at any time and from time to time, amend, modify or terminate the OIP, unless such an amendment or modification would require shareholder approval under applicable laws, regulations or the NYSE rules.

The Compensation Committee may amend, modify or terminate an outstanding award without the approval of the participant, provided however, (i) the value of such award may not be reduced or diminished without the participant’s consent; (ii) the original term of an option or SAR may not be extended without prior approval of the Company’s shareholders; (iii) subject to the anti-dilution provisions of the OIP, the exercise price of an option or base price of an SAR may not be reduced, directly or indirectly (such as an exchange of an “underwater” option or SAR for cash or for another award), without the prior approval of the Company’s shareholders; and (iv) no termination, amendment or modification of the OIP will adversely affect any award previously made under the OIP without the consent of the affected participant.

Tax Consequences of Awards

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the making, exercising and vesting of awards under the OIP and the subsequent sale of common stock acquired under the OIP. The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Nonstatutory Stock Options

There will be no federal income tax consequences to the optionee or to the Company upon the grant of a stock option under the OIP. When the optionee exercises a stock option, however, they will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise over the exercise price, and the Company expects that it will be allowed a corresponding deduction. Any gain that the optionee realizes when the optionee later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

SARs

At the time the award is granted, a participant receiving a SAR will not recognize income, and the Company will not be allowed a tax deduction. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and the Company expects that it will be allowed a corresponding income tax deduction at that time.

Restricted Stock

Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, the participant will not recognize income and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding

20	2018 Proxy Statement

income tax deduction at that time, subject to any applicable limitations under IRC Section 162(m). If the participant files an election under IRC Section 83(b) within 30 days after the date of grant of the restricted stock, they will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding income tax deduction at that time, subject to applicable IRC Section 162(m) limitations. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the election. To the extent unrestricted dividends are paid during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant as ordinary income and will be deductible by the Company unless the participant has made an election under IRC Section 83(b), in which case the dividends will thereafter be taxable to the participant as dividends and will not be deductible by the Company.

Stock Units

A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Stock unit awards are typically RSUs or PSUs. Upon receipt of shares of common stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date, and the Company will be allowed a corresponding income tax deduction at that time, subject to any applicable limitations under IRC Section 162(m).

Cash-Based Awards

A participant will not recognize income at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received. The Company will be allowed a corresponding income tax deduction at the time the award is accrued under GAAP, as long as the award is settled within 2 1/2 months of the end of the fiscal year and subject to any applicable limitations under IRC Section 162(m). Otherwise, the Company will be allowed a corresponding income tax deduction at the time the award is paid.

IRC Section 409A

If an award is subject to IRC Section 409A (which relates to nonqualified deferred compensation plans), and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. All awards that comply with the terms of the OIP, however, are intended to be exempt from the application of IRC Section 409A or meet the requirements of Section 409A in order to avoid such early taxation and penalties.

Tax Withholding

The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy the Company’s federal, state and local tax withholding obligations (including employment taxes) imposed by law with respect to any exercise, lapse of restriction or other taxable event arising as a result of an award under the OIP. The Compensation Committee may, at the time the award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by delivery of, or withholding from the award, shares having a fair market value on the date of withholding equal to the amount required to be withheld for tax purposes.

Benefits to Named Executive Officers & Others

No awards have been granted under the OIP. If the OIP is approved, awards will be granted at the discretion of the Compensation Committee. Accordingly, future benefits under the OIP are not determinable.

Required Vote & Recommendation

Approval of this proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this proposal, so abstentions will have no effect on the outcome. Broker non-votes will not be considered to have voted on this proposal, so will have no effect on the outcome.

The Board recommends that you vote “FOR” the adoption of the 2018 Standex Omnibus Incentive Plan.

2018 Proxy Statement	21

Proposal Three: Advisory Vote on Executive Compensation

ADVISORY APPROVAL OF OUR NAMED EXECUTIVES’ COMPENSATION
What are you voting on?
We are asking shareholders to vote on an advisory basis on the compensation paid to our named executive officers as described in this Proxy Statement.
The Board of Directors recommends that you vote “FOR” the say-on-pay proposal

At each annual meeting, the Board provides shareholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers. Please see the Summary Compensation Table of this Proxy Statement on page 51 for full details. This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive compensation programs and policies and the total compensation paid to our named executive officers. This advisory vote does not address any specific element of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as detailed in the “Compensation Discussion & Analysis” section of this Proxy Statement, beginning on page 35.

Although this vote is non-binding, the Board values the opinions of the Company’s shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

As described in more detail in the Compensation Discussion and Analysis (“CD&A”) section, we have designed our executive compensation programs to align the long-term interests of our executives with those of our shareholders, attract and retain talented individuals and reward current performance. A large portion of the compensation is tied to the Company’s performance and is paid in both performance and time-based equity that does not vest for 3 years. This closely aligns both the short-term and long-term interests of our executives with those of shareholders and drives the creation of shareholder value.

We encourage shareholders to review the CD&A, which describes our philosophy and business strategy underpinning the programs, the individual elements of the compensation programs and how our compensation plans are administered.

Required Vote & Recommendation

Approval of this advisory proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this proposal, so abstentions will have no effect on the outcome. Broker non-votes will not be considered to have voted on this proposal, so will have no effect on the outcome.

The advisory vote on executive compensation is non-binding, therefore, our Board will not be obligated to take any compensation actions or adjust our executive compensation programs or policies as a result of the vote. Notwithstanding, the resolution will be considered passed with the affirmative vote of the majority of the votes cast at the Annual Meeting.

The Board recommends that you vote “FOR” the following non-binding resolution:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

22	2018 Proxy Statement

Proposal Four: Ratification of Independent Auditor

The Audit Committee has approved Grant Thornton LLP (“Grant Thornton”) to serve as our independent registered public accounting firm for the 2019 fiscal year. Grant Thornton has served as the Company’s independent auditors since 2014.

We are asking our shareholders to ratify the appointment of Grant Thornton as our independent registered public accounting firm. Although shareholder ratification is not required, the Board is submitting the proposal because we value our shareholders’ views on the Company’s independent auditor and as a matter of good corporate practice. In the event that our shareholders fail to ratify the appointment, the Audit Committee will investigate the reasons and consider selecting a different firm. Even if the selection is ratified, the Audit Committee may select a different independent auditor at any time during the year if it determines such a change would be in the best interests of the Company and its shareholders.

A representative from Grant Thornton will be available at the Annual Meeting, as requested, to make a statement, speak with shareholders and answer any questions.

Pre-Approval Policy

All services performed in FY 2018 were pre-approved by the Audit Committee in accordance with the Audit Committee’s charter. The pre-approval policy requires Grant Thornton to submit an itemization of the services to be provided and fees to be incurred during the fiscal year. The Audit Committee approves the scope and timing of the external audit plan and focuses on any matters that may affect the scope of the audit or the independence of Grant Thornton. In that regard, the Audit Committee receives certain representations from Grant Thornton regarding its independence and the permissibility, under the applicable laws and regulations, of any services provided.

Once the initial audit plan has been approved, any requests for additional services or fees must be submitted to the Audit Committee for approval. These additional services may not commence until the Audit Committee reviews and approves the request.

These requests for approval are normally evaluated during regularly scheduled Audit Committee meetings. However, if a request is submitted between meeting times, the Chair of the Audit Committee may approve the request pursuant to a delegation of authority. This approval authority is limited to services valued at less than $50,000. Any requests for services exceeding $50,000 must be approved by the full Audit Committee. If the Chair has exercised its approval authority, the Chair must disclose all approval determinations to the full Audit Committee at the next regularly scheduled meeting.

RATIFICATION OF GRANT THORNTON AS OUR INDEPENDENT AUDITOR FOR FY 2019 What are you voting on? We are asking our shareholders to ratify the selection of Grant Thornton as the independent auditor of our consolidated financial statements and our internal controls over financial reporting for FY 2019. Why are we asking you to vote? Although ratification is not required by our by-laws or otherwise, the Board believes that submission of this proposal to our shareholders is a matter of good corporate practice. If the selection is not ratified, the committee will consider whether it is appropriate to select a different independent auditor. The Board of recommends that you vote “FOR” the ratification of the Audit Committee’s selection of Grant Thornton

2018 Proxy Statement	23

Independent Auditor’s Fees

The following table summarizes the aggregate fees for Grant Thornton’s services incurred by the Company. The Audit Committee pre-approved all of these audit and non-audit fees in accordance with the pre-approval policy described above.

	2017 ($) *	2018 ($) *
Audit Fees (1)	1,303,000	1,560,000
Audit-Related Fees (2)	336,000	251,000
Tax Fees	24,000	24,000
All Other Fees (3)	2,000	2,000
TOTAL FEES	1,665,000	1,837,000

* Amounts have been rounded to the nearest thousand.

(1)

Fees for audit services performed during fiscal years 2017 and 2018 consisted substantially of: auditing the Company’s annual financial statements, reviewing the Company’s quarterly financial statements, audit services in connection with changes in FASB ASC 606 and audit services in connection with two acquisitions in 2017.

(2)

Fees for audit-related services performed during fiscal years 2017 and 2018 consisted substantially of international audit related services in Germany, India, Ireland, Japan, Malaysia, Mexico, Portugal and the United Kingdom.

(3)	Fees for all other services in 2017 and 2018 represent agreed upon procedures performed by Grant Thornton in Ireland in connection with a government grant.

Relationship with Independent Registered Public Accounting Firm

The Audit Committee reviews all relationships between Grant Thornton and the Company, including the provision of non-audit services. Grant Thornton provides limited non-audit services to the Company, which are made up of agreed upon procedures performed in Ireland in connection with a government grant.

The Audit Committee considered the effect of Grant Thornton’s non-audit services in assessing its independence. After discussion with Company management and Grant Thornton, the Audit Committee concluded that the provision of these services was permitted under the rules and regulations concerning auditor independence.

Required Vote & Recommendation

Approval of this advisory proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this proposal, so abstentions will have no effect on the outcome. Broker non-votes will be considered as a vote “FOR” this proposal.

The Board recommends that you vote “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year.

24	2018 Proxy Statement

Governance

The purpose of corporate governance is to ensure that we maximize shareholder value consistent with both applicable law and a business model of integrity and ethical practices. As part of its duties to the Company, the Board monitors and oversees the governance practices of the CEO and senior management. In order to serve the best interests of shareholders while carrying out its purpose, the Board has established internal guidelines designed to promote effective oversight of the Company’s governance program and principles.

The Corporate Governance Guidelines set parameters for the director recruiting process and the composition of Board committees. They also determine the formal review of the CEO, individual directors and the overall Board’s performance. These guidelines further establish targets for director equity ownership and age and retirement requirements. The guidelines also include delineated duties for the Lead Independent Director. The Board reviews these guidelines, the corporate laws of Delaware, the rules and listing standards of the NYSE and SEC regulations, as well as best practices recognized by governance authorities to benchmark the standards under which it operates.

Governance Dashboard

Key Governance Materials Certification of Incorporation Bylaws K Corporate Governance Guidelines Charter for each Board committee Code of Business Conduct Code of Ethics for Senior Financial Management You can access these materials in the Governance section of our website at www.standex.com by selecting the “Governance” tab. See page 63 for instructions on receiving copies of these corporate governance materials. Governance Highlights 7 out of 8 of our directors are independent Regular executive sessions of independent directors Audit, Compensation and Nominating and Corporate Governance committees are comprised solely of independent directors Annual board and committee self-evaluations Risk oversight by the full board and committees 50% of the directors are new since 2013 Ongoing review of optimal Board composition Board members participate in our Company-wide compliance and ethics training programs Corporate Governance Guidelines Independent compensation consultant reports directly to the compensation committee Lead Independent Director Stock ownership guidelines for directors and executive officers Policy against hedging and pledging of Company stock Code of Conduct applies to directors & all employees Annual advisory approval of executive compensation Board and committees may engage outside advisors independently of management

2018 Proxy Statement	25

Governance Information

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure in order to best serve shareholders’ interests. To ensure an efficient and high-functioning board, in 2016, the Board elected our President and CEO, David Dunbar, to serve as Chair of the Board. In its determination that Mr. Dunbar should serve in this role, our Board examined several factors and believed that Board independence and management oversight were effectively maintained through the Board’s composition of independent directors, the committee system and a seasoned and engaged Lead Independent Director. A combined CEO and Chair role serves as an effective bridge between the Board and senior management and also provides strong unified leadership of the Company.

Optimal Board leadership structure may change as circumstances warrant. The Board reviews its determination annually in accordance with the Corporate Governance Guidelines. This annual review allows the Board to maintain flexibility and promote the execution of the Company’s strategy, the independent oversight of senior management and the best interests of shareholders. In the event the Board determines that a different leadership structure is in the best interests of the Company and its shareholders, the Board will consider a change.

The delineated duties of the Lead Independent Director include calling and leading the executive sessions of independent directors; leading Board discussions regarding the CEO’s compensation and CEO succession planning; liaising between the Board and the CEO on particular issues brought up by the independent directors; providing feedback on information flow from management to the Board; and such other duties and responsibilities as the Board may request from time to time.

Meetings of the Board: Director Attendance

Under our Corporate Governance Guidelines, directors have a duty to attend, whenever possible, all Board meetings and all committee meetings where the director is a member. The Board held 4 regular meetings and 2 special meetings in FY 2018. Each director attended at least 75% of the meetings of the Board. In addition, each of our directors attended all of the meetings of the committees on which they served during FY 2018. All Board members attended the Company’s 2017 annual meeting of shareholders. The Company anticipates that all of the Board members will attend the 2018 Annual Meeting.

LEAD INDEPENDENT DIRECTOR CHAIR OF THE BOARD & CEO INDEPENDENT DIRECTORS

The Board holds regularly scheduled executive sessions of only its independent directors. Thomas J. Hansen has been selected by the Board to serve as the Lead Independent Director for such executive sessions. He has served in this capacity since 2016.

Director Independence

Under our Corporate Governance Guidelines, the Board requires that at least a majority of directors either meet or exceed the independence requirements of the NYSE. These rules provide that, in order to be considered independent, each director or nominee does not have a material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Furthermore, directors and nominees cannot have any prohibited relationships, such as certain employment relationships, with the Company, its independent auditor or another organization that has an affiliated relationship with the Company.

The Board undertakes an annual evaluation of director independence. At its meeting on July 26, 2018, the Board affirmatively determined that, other than David Dunbar, the Company’s President and CEO, each member of the Board, including all nominees, meet the independence standards. In addition, all members of the Audit Committee satisfy the enhanced independence criteria required for members of audit committees, and all members of the Compensation Committee satisfy the enhanced independence criteria required for members of compensation committees.

Certain Relationships and Related Party Transactions

Daniel B. Hogan is the son of Daniel E. Hogan, who was a co-founder of the Company and served in various capacities with the Company, including President and CEO, through 1985, and then as a consultant from 1985 until his death in 1991. The Board determined that this familial relationship has not compromised Mr. Hogan’s ability to exercise independent judgment or to serve as a director.

26	2018 Proxy Statement

Any transaction between the Company and its directors, executive officers, beneficial owners, and their immediate family members, is monitored closely. Proposed transactions in excess of $120,000 must be disclosed to the CLO. Furthermore, in the event a transaction is completed without the CLO’s knowledge, the transaction must be disclosed in an annual questionnaire that is completed and submitted to the CLO. During the past fiscal year and all prior periods, there have not been any such related party transactions.

Additionally, the Code of Conduct requires that all directors, executive officers and employees avoid engaging in any activity that might create a conflict of interest. All individuals are required to report any proposed transaction that might reasonably be perceived as creating a conflict of interest to their supervisor and/or the CLO. During the past fiscal year and all prior periods, there have not been any reports of such transactions.

Board Risk Oversight

The CEO and other members of senior management are primarily responsible for managing the risks the Company faces. Our Enterprise Risk Management process is driven by our Corporate Governance Officer (a senior member of our internal legal department), in cooperation with the Company’s Director of Internal Audit, Risk Manager, CFO and other members of senior management. Risks that are identified are categorized by classes, where Class I risks are high risks that are known, obvious and are actively being managed; Class 2 risks are risks that have a high potential impact but have lower visibility and lower residual risk; and Emerging risks are risks that are a potential threat and are being monitored closely for any developments.

The Board’s responsibility regarding risk management is to oversee the Company’s risk management policies and procedures and provide guidance on the overall effectiveness of the policies and procedures. To fulfill this responsibility, the Audit Committee receives reports, on a quarterly basis, regarding the risks that have been identified and the measures that are being taken. The Audit Committee also receives reports from our Corporate Governance Officer, CLO and Secretary regarding material litigation, legal loss contingencies and calls received on our whistleblower hotline. The Board is regularly informed through the Audit Committee’s reports and through direct communications from senior management.

The Board and each committee’s risk oversight roles, as provided in their respective charters, are evaluated on an annual basis to determine whether the risk oversight responsibilities are being discharged effectively. The Board undertook this evaluation in FY 2018 and found that changing the current structure of risk oversight was not warranted.

Audit Committee Primary Risk Oversight Financial statement integrity & reporting Major financial & other business risk exposure Oversight of the independent auditor Legal, regulatory & compliance Internal controls Compensation Committee Primary Risk Oversight Employee compensation practices and policies Administration of compensation policies and programs CEO Succession planning Nominating & Corporate Governance Committee Primary Risk Oversight Governance structure and processes Legal and policy matters concerning corporate governance Board membership candidacy MANAGEMENT Key Risk Responsibilities Business units identify and manage business risks Design of risk framework, including risk appetite and boundaries Internal Audit provides independent assurance regarding the design and effectiveness of our internal controlsBOARD OF DIRECTORSOversees Major Risks· Strategic & Competitive · Cybersecurity · Financial · Operational Legal & Regulatory Succession Planning

2018 Proxy Statement	27

Board Committees

The Board maintains an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee (“N&CG Committee”). Only independent directors are eligible to serve on these Board committees. Each committee is governed by a written charter. The charters of the Audit Committee, Compensation Committee and N&CG Committee are available on the Company’s website at www.standex.com under the “Governance” tab.

The following table shows the composition of each committee for FY 2018:

Name	Audit	Compensation	Nominating and Corporate Governance
Charles H. Cannon, Jr.	☑	☑
Thomas E. Chorman	☑	☑	Chair
Jeffrey S. Edwards		Chair	☑
Gerald H. Fickenscher	☑		☑
Thomas J. Hansen	Chair
Michael A. Hickey		☑
Daniel B. Hogan			☑

COMPENSATION COMMITTEE

Chair: Jeffrey S. Edwards

Other Members:

●   Charles H. Cannon, Jr.,

●   Thomas E. Chorman

●   Michael A. Hickey

Key Responsibilities:

●   Retaining or terminating compensation consultants;

●   Reviewing and approving corporate goals and objectives regarding CEO compensation;

●   Recommending salary structures and compensation plans to the Board;

●   Reviewing and approving performance and operating goals under incentive plans for senior management;

●   Reviewing and approving senior management’s employment agreements, severance agreements and CIC agreements;

●   Recommending changes to non-employee director compensation to the Board;

●   Reviewing management’s Compensation Discussion and Analysis to be included in the Proxy Statement; and

●   Reviewing the results of the say-on-pay resolution and other input received from our shareholders on compensation practices.

Meetings in FY 2018: 3

Additionally, the Compensation Committee prepares and issues the “Report of the Compensation Committee” included in this Proxy Statement.

The Board has determined that each member of the Compensation Committee meets the independence standards set forth in the SEC rules and required by the NYSE.

Presently, the Compensation Committee has not delegated any of its authority to any individual. However, under the proposed OIP the Compensation Committee may delegate some decision-making authority regarding awards under the OIP to the CEO. This authority would be limited to granting and approving awards for designated individuals, as long as such individuals are not officers of the Company, as determined by the Board.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

During FY 2018, the members of the Compensation Committee were Charlie H. Cannon, Jr., Thomas E. Chorman, Jeffrey S. Edwards and Michael A. Hickey. None of these directors have ever been an employee or officer of the Company. None of our executive officers serve as a member of the board of directors or on the compensation committee of any other entity that has had any executive officer serving as a member of our Board or Compensation Committee.

28	2018 Proxy Statement

AUDIT COMMITTEE (1)

Chair: Thomas J. Hansen

Other Members:

●   Charles H. Cannon, Jr.

●   Thomas E. Chorman

●   Gerald H. Fickenscher

Key Responsibilities:

●   Appointing, compensating, evaluating, retaining or terminating as well as overseeing the independent auditor;

●   Reviewing matters pertaining to auditor independence and the provision of non-audit services;

●   Resolving disagreements between senior management and the independent auditor regarding financial reporting;

●   Reviewing and assessing the Company’s financial and accounting policies and procedures as well as the quality and accuracy of annual and quarterly financial statements;

●   Monitoring the establishment, maintenance and evaluation of the disclosure controls and procedures required by the SEC;

●   Reviewing programs instituted by the Company’s Internal Audit Department;

●   Reviewing identified risks and the mitigation measures taken by senior management;

●   Reviewing the CLO’s reports relating to litigation and compliance; and

●   Overseeing the whistleblower procedures for reporting questionable accounting and audit practices and other matters that may be reported through the whistleblower hotline.

Meetings in FY 2018: 5

(1)      The Board has determined that each member of the Audit Committee qualifies as an audit committee financial expert under SEC rules and has accounting or related financial management expertise and is financially literate for purposes of the NYSE corporate governance listing standards. The Board has also determined that each member of the Audit Committee meets the independence standards set forth in the SEC rules and required by the NYSE.

Report of the Audit Committee

The Company’s internal controls and financial reporting are a multi-faceted undertaking, monitored and overseen by the Audit Committee. The Company’s management has the primary responsibility for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and reporting on the Company financial statements’ conformity with generally accepted accounting principles. Additionally, the independent auditors are responsible for providing an attestation on management’s assessment of the Company’s internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee all of these processes on behalf of the Board. This responsibility includes engaging the independent auditors, pre-approving their annual audit plan and reviewing their annual audit report.

In this context, the Audit Committee has reviewed and discussed the consolidated financial statements with management and Grant Thornton. The Audit Committee has also reviewed management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and Grant Thornton’s evaluation of these controls. The Audit Committee further discussed matters required to be discussed by standards, including PCAOB Auditing Standard No. 1301, Communications with Audit Committees. Grant Thornton has provided the Audit Committee the written disclosures and the letter required by the PCAOB and has discussed with the Audit Committee its independence from the Company and Company management. Finally, the Audit Committee considered whether Grant Thornton’s provision of non-audit services to the Company was compatible with maintaining its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2018 for filing with the SEC.

AUDIT COMMITTEE

Thomas J. Hansen, Chair

Charles H. Cannon, Jr.

Thomas E. Chorman

Gerald H. Fickenscher

2018 Proxy Statement	29

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

Chair: Thomas E. Chorman

Other Members:

●   Jeffrey S. Edwards

●   Gerald H. Fickenscher

●   Daniel B. Hogan

Key Responsibilities:

●   Drafting and reviewing the Corporate Governance Charter, Corporate Governance Guidelines and each committee charter;

●   Monitoring all charters’ compliance with laws, rules and regulations and recommending changes as appropriate;

●   Reviewing the Company’s policies and procedures for compliance with the Company’s Code of Business Conduct and Ethics;

●   Evaluating Board and committee memberships;

●   Selecting and recommending candidates for Board membership;

●   Retaining or terminating search firms to identify candidates for Board membership; and

●   Establishing and leading the Board performance review process to measure the effectiveness of the Board, its committees and the individual directors.

Meetings in FY 2018: 4

Report of the Nominating and Corporate Governance Committee

The duties and responsibilities of the Nominating and Corporate Governance (“N&CG”) Committee are broad. The N&CG Committee operates pursuant to the Corporate Governance Charter. In fulfilling the responsibilities and duties contained therein, the N&CG Committee actively reviews all Board principles, guidelines and charters. The N&CG Committee also maintains responsibility for overseeing senior management’s compliance with the Code of Business Conduct and Ethics. The N&CG Committee further identifies and evaluates candidates for Board membership, evaluates Board committee membership and recommends Company employees for election to Company officer roles. Lastly, the N&CG Committee establishes and maintains a Board performance review process and recommends changes to the Board based on the review.

Code of Business Conduct and Ethics

Management has the primary responsibility for creating, maintaining and administering programs to ensure employees’ compliance with the Code of Business Conduct and the Code of Ethics for Senior Financial Management, (the “Codes”), both of which are available on Standex’s website under the “Governance” tab. The N&CG Committee routinely receives updates from the Corporate Governance Officer on the existing programs and any proposed programs.

Currently, the Company utilizes an online interactive compliance training program to educate employees on the Codes as well as other regulatory and workplace compliance topics. Employees are assigned training modules on a quarterly basis to promote ongoing awareness of ethics issues. The Company divisions routinely customize the modules to address ethics issues specific to their organizations.

The N&CG Committee is also responsible for evaluating and approving requests for waivers of the Codes. Any request must be submitted, in writing, to the Chair of the N&CG Committee, who then reports the submission to the whole N&CG Committee. The N&CG Committee then provides their recommendation on the request to the Board. Any waivers granted to executive officers are disclosed to shareholders as soon as practicable via the Company’s website. No waivers have been granted during FY 2018 or during any prior period.

Additionally, a third-party global, multi-language hotline is available 24/7 at every Company location worldwide, for anonymous reporting of financial, accounting, auditing or other employee concerns. This communication tool is a beneficial outlet for employees to express concerns.

Identifying and Evaluating Candidates for Board Membership

The N&CG Committee is responsible for recommending candidates for Board membership when the N&CG Committee has identified a need to add new members or when there is a vacancy. The N&CG Committee has not established specific, minimum qualifications for director nominees. However, the N&CG Committee strives to find candidates whose skills complement the needs presented by the global, multi-sector, engineered manufacturing operations of the Company and whose skills include analytical financial expertise and strategic planning. Candidates must also possess characteristics, such as integrity and sound judgment, that would enable the Board to function cohesively and effectively. The N&CG Committee also evaluates whether a particular candidate has the capacity and desire to make a significant time commitment to serving on the Board.

30	2018 Proxy Statement

To identify such candidates, the N&CG Committee has the authority to retain a third-party search firm and to consider suggestions by directors, shareholders and management. The N&CG Committee ensures that the pool of candidates reflect a range of professional experience and expertise as well as diversity of gender, race and ethnicity by instructing the search firm to seek out and present diverse candidates who may expand the perspectives of the Board. The N&CG Committee views diversity expansively and considers depth and breadth of relevant business experience, leadership performance and strategic acumen alongside other immutable characteristics that a candidate may possess.

The N&CG Committee reviews and evaluates each candidate by taking into account all available information concerning the candidate. All candidates, whether identified by a third-party search firm, the directors, management or shareholders, are evaluated based on the same criteria. The candidates must also fit within the existing composition of the Board to be recommended to the Board as a prospective nominee.

Shareholders may submit recommendations for future candidates by notifying the N&CG Committee, in writing, using the process described under “Shareholder Proposals and Nominations” on page 60. Please attach any appropriate supporting materials. Shareholders may submit direct nominations for inclusion in the Company’s Proxy Statement by following the process described under “Shareholder Proposals and Nominations” on page 60.

This year, utilizing this process, the N&CG Committee identified B. Joanne Edwards as the optimal candidate for Board membership. The N&CG Committee is pleased to present Ms. Edwards for election, as her skills and experience are anticipated to be of great benefit to the Board. Additionally, the Company will be pleased to welcome our first female director to the Board.

Board Self-Assessment

The N&CG Committee has developed a detailed self-evaluation questionnaire to assess the configuration and enhance the functionality of the Board. This questionnaire measures current Board members’ attributes, expertise and experiences and creates a skills matrix, which is used to identify areas of improvement within Board structure and committee configuration. The self-evaluation is instrumental in evaluating the future needs of the Board in relation to the Company’s strategic goals and identifying the qualifications a future candidate should have to aid in the achievement of those strategic goals.

Corporate Social Responsibility & Sustainability

During the fiscal year, our corporate social responsibility program began to flourish with broader participation across U.S. locations. The program is called Standex CARES (Connect, Act, Reach, Engage, Serve) and is part of our employee engagement effort. While working at various community-based non-profit organizations, several hundred employees were able to enjoy a paid day of service, while volunteering in teams alongside fellow employees. These efforts fostered a beneficial team building spirit among our employees, and supported local charities that directly aid the communities in which our employees live and work. We also supported numerous educational and workforce readiness programs, which both allowed our employees to inform our communities about our work and products and also encouraged potential employees to consider the Company for career opportunities. More than half of all U.S. facilities were engaged in these programs during the year, and it is our intention to continue to grow this initiative both domestically and internationally.

We also continued our efforts toward developing more sustainable workplaces. Through our Operational Excellence efforts, we continue to focus on improvements in all aspects of environmental, health and safety matters at our facilities. Recycling, reduction of waste and process improvements will lead to greater awareness and development of more sustainable facilities. Our footprint is global, and we continue to be aware of, and focus on, the change that we can affect when we focus on improvement to our facilities and work practices.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

Thomas E. Chorman, Chair

Jeffrey S. Edwards

Gerald H. Fickenscher

Daniel B. Hogan

2018 Proxy Statement	31

Director Compensation

Director Compensation Elements

The compensation elements and amounts are established by the Board after a review of data prepared by the Compensation Committee’s independent compensation consultant. The data and report show competitive director compensation levels for peer companies and the Company’s peer group. More information about the Compensation Committee’s independent consultant report and the methods for determining competitive compensation can be found under “Basis for Determining Executive Compensation” on page 39.

In FY 2018, non-employee directors received, as applicable, the following:

Compensation Element
Board Membership
Annual Cash Retainer	$ 60,000
Annual Equity Stock Grant	$ 100,000
Audit Committee
Non-Chair Membership	$ 8,000
Chair	$ 16,000
Compensation Committee
Non-Chair Membership	$ 5,000
Chair	$ 10,000
Nominating and Corporate Governance
Non-Chair Membership	$ 3,000
Chair	$ 8,000
Lead Independent Director Service Fee	$ 16,000

Directors may choose to defer up to 100% of their annual cash retainer into the MSPP, which is described in detail on page 44, under “Management Stock Purchase Plan.” The equity portion of non-employee director compensation is granted in the form of shares of restricted stock having a $100,000 fair market value at the time of grant, which is established using the closing price of the Company’s stock on the date of the Annual Meeting. These shares of restricted stock vest 3 years after the grant date. Upon the retirement of a director or a change in control of the Company, all unvested shares of restricted stock are subject to acceleration and immediate vesting. Directors do not receive benefits under Standex retirement plans or any perquisites.

Under the Company’s Corporate Governance Guidelines, all non-employee directors must own shares of Company stock with a value of at least five times the value of their annual cash retainer. Until a director has the requisite number of shares, they are required to retain at least 50% of the share units they are awarded. Directors have 5 years after their election or appointment to attain the requisite share ownership level. As of June 29, 2018, all non-employee directors are presently in compliance with this requirement. Additionally, the Company has a policy concerning transactions involving Company securities. The policy is explained under “Policy Concerning Transactions Involving Company Securities” on page 49. None of the directors have engaged in any of the prohibited transactions during FY 2018 or any prior periods.

Director Compensation Table

The following table sets forth certain information with respect to our non-employee director compensation for FY 2018. Compensation information for Mr. Dunbar detailed in the Compensation Discussion & Analysis and Compensation Tables sections of this Proxy Statement. Mr. Dunbar did not receive any compensation solely for his service as a director.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Charles H. Cannon, Jr.	75,500	100,000	2,602	178,102
Thomas E. Chorman	82,000	100,000	1,359	183,359
Jeffrey S. Edwards	69,750	100,000	1,359	171,109
Gerald H. Fickenscher	71,000	100,000	1,359	172,359
Thomas J. Hansen	32,000	186,278	2,602	220,880
Michael A. Hickey	3,250	143,139	-	146,389
Daniel B. Hogan	18,000	164,708	1,359	184,067

(1)

This column includes the annual cash retainer and fees earned for serving as Lead Independent Director, Chair or member of any committee less the portion of the annual cash retainer that the director elected to defer pursuant to the MSPP.

(2)

This column includes the aggregate grant date fair value of the annual equity stock grant and the RSUs granted under a director’s deferment election under the MSPP. The annual equity stock grants were made on October 26, 2017, valued at $104.95 per share, the closing price of our common stock on the grant date. The MSPP RSU grants were made on September 6, 2018, valued at $102.20 per share, the closing price of our common stock on June 29, 2018. Totals have been calculated in accordance with FASB ASC 718.

32	2018 Proxy Statement

(3)	This column consists of dividends equivalents that were paid in FY 2018 which had accrued during the 3-year vesting period for the director’s previous stock awards.

As of June 30, 2018, the aggregate number of unvested shares or share units held by each director was as follows:

Name	Unvested Stock	Name	Unvested Stock
Charles H. Cannon, Jr.	4,569	Thomas E. Chorman	2,899
Jeffrey S. Edwards	4,815	Gerald H. Fickenscher	2,899
Thomas J. Hansen	5,454	Michael A. Hickey	952
Daniel B. Hogan	4,385

Stock Ownership Information

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Standex directors, executive officers and other persons who beneficially own more than 10% of our common stock, to file reports with the SEC regarding their initial stock ownership and any changes in their stock ownership.

Based solely on a review of the reports filed for FY 2018 and related written representations, we believe that all of our executive officers and directors filed the required reports on a timely basis under Section 16(a).

Management Stock Ownership

The following table shows, as of July 31, 2018, the number of shares of our common stock beneficially owned by each of our current directors, direct nominee and Named Executive Officers, and all directors and executive officers as a group.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percent of Outstanding Shares
Paul C. Burns	9,161	*
Charles H. Cannon, Jr. (2)	22,220	*
Thomas E. Chorman	8,645	*
Thomas D. DeByle (3)	65,436	*
David Dunbar (4)	61,043	*
B. Joanne Edwards	-	*
Jeffrey S. Edwards	4,340	*
Gerald H. Fickenscher	8,867	*
Alan J. Glass	4,566	*
Thomas J. Hansen	5,275	*
Michael A. Hickey	952	*
Daniel B. Hogan	14,269	*
Ross McGovern	5,010	*
All Directors & Executive Officers	209,784	1.64%

*	Less than 1 % of outstanding common stock
(1)

“Beneficially Owned” means having the sole or shared power to vote, and/or the sole or shared power to invest the shares of common stock. The column contains stock which is, as of June 30, 2018, beneficially owned by the director or executive. The column also includes shares of restricted stock units and performance share units that will be converted to common stock within 60 days: Burns (341), Cannon (860), DeByle (2,348), Dunbar (6,879), Edwards (645), Hansen (860), Hogan (215), McGovern (198), and all other directors and executive officers (350).

(2)	Mr. Cannon has 18,460 shares held in a trust, of which he is the trustee, for the benefit of Mr. Cannon’s children.
(3)

Mr. DeByle has shares held in the Employees’ Stock Ownership Plan portion of the Standex Retirement Savings Plan. The number of such shares may differ slightly from the number reported on Mr. DeByle’s SEC ownership filing due to the Company’s adoption of unitized accounting for such shares under which each participant is allocated a number of units (Company shares + between 0% and 3% of their investment), rather than a defined number of shares.

(4)	Mr. Dunbar has 35,683 shares held in a revocable trust, of which he is the trustee, for the benefit of his immediate family members.

2018 Proxy Statement	33

Stock Ownership of Certain Beneficial Owners

Based on the most recent Schedule 13G filings, the following table sets forth information about the number of shares of our common stock held by persons we know to be the beneficial owners, as determined in accordance with Rule 13d-3 of the Exchange Act, of more than 5% of the issued and outstanding common stock.

Name and Address	Common Stock Beneficially Owned (1)	Percent of Outstanding Shares as of the Record Date
Black Rock Inc. 55 East 52nd Street New York, New York 10055	1,571,867	12.3%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	1,212,567	9.5%
RE Advisers Corp. & National Rural Electric Cooperative Association 4301 Wilson Blvd. Arlington, Virginia 22203	720,759	5.6%
Champlain Investment Partners, LLC 180 Battery Street Burlington, Vermont 05401	695,800	5.4%

(1)	This column shows shares beneficially owned by the named owner as follows:

	Black Rock (a)	Vanguard (b)	RE Advisers (c)	Champlain (d)
Sole voting power	1,546,664	22,494	720,759	477,155
Shared voting power	0	2,181	0	0
Sole investment power	1,571,867	1,188,943	720,759	695,800
Shares investment power	0	23,624	0	0

The foregoing information is based solely on:

(a)	a Schedule 13G/A filed by Black Rock with the SEC on January 19, 2018;
(b)	a Schedule 13G/A filed by Vanguard with the SEC on February 12, 2018;
(c)	a Schedule 13G filed by RE Advisers on February 13, 2018; and
(d)	a Schedule 13G/A filed by Champlain with the SEC on February 21, 2018.

34	2018 Proxy Statement

Compensation Discussion & Analysis

Introduction

The following sections contain our Compensation Discussion and Analysis. This CD&A provides an overview and analysis of our executive compensation program and policies and the material compensation decisions we have made for our principal executive officer and our other executive officers named in the “Summary Compensation Table” on page 51. This group is collectively referred to as our “Named Executive Officers.” During FY 2018, our Named Executive Officers were:

●	David Dunbar, President and Chief Executive Officer (“CEO”);

●	Thomas D. DeByle, Vice President, Chief Financial Officer (“CFO”) and Treasurer;

●	Alan J. Glass, Vice President and Chief Legal Officer (“CLO”);

●	Paul C. Burns, Vice President of Strategy and Business Development; and

●	Ross McGovern, Vice President and Chief Human Resources Officer (“CHRO”).

Business Highlights

Standex had a solid year in 2018, with year over year sales increasing by 15% to $868.4M, adjusted operating income increasing by 17.8% to $95.6M and adjusted EPS increasing by 13.6% to $5.17. Acquisitions over the past three years have delivered nearly $100M in sales and an EBIT of over 15%. In 2014, we began a business development strategy to seek and develop growth laneways across our business segments. In 2018, our strategy has continued to deliver and provided $39M of organic sales increases, which has fueled a year over year growth of 5.1%. At the beginning of FY 2017, we began a restructuring process for the standard product businesses within our Food Service Equipment segment. The restructuring was largely completed during FY 2018 and should result in margin improvements going forward.

OPERATIONAL HIGHLIGHTS* $868.4M $95.6M $5.17 15.0% 17.8% 13.6% Net revenue YOY Operating Income (adjusted) YOY Diluted EPS (adjusted) YOY SHAREHOLDER RETURNS TSR** 14.9% 9.3% 13.5% 5 YEAR 3 YEAR 1 YEAR

*    Net revenue, operating income, diluted EPS and their growth rates exclude special items consisting of purchase accounting, restructuring and acquisition related expenses.

**  Cumulative stock price appreciation including dividends, with the dividends reinvested quarterly.

2018 Proxy Statement	35

Our Compensation Program Results in Alignment of Pay with Performance

The Compensation Committee designs the executive compensation program to deliver pay in accordance with performance.

As a result, a large percentage of our Named Executive Officers’ total target compensation is “at- risk,” tied to performance-based annual incentive awards and long-term equity awards which also have a performance-based component. The Compensation Committee sets those performance metrics and strategic goals that it believes will drive sustainable creation of shareholder value.

On an annual basis, the Compensation Committee reviews the compensation consultant’s report on realizable pay for performance to ensure that the CEO’s realizable pay is in line with overall Company performance and is also competitive when compared to the Company’s peer group. This approach has created a compensation program whereby the Named Executive Officers’ pay is in line with shareholder value, as shown in the adjacent graph with respect to our CEO’s compensation.

* This EPS adjusts for non-cash charges, gains or losses associated with the sale of excess real estate as well as mergers and acquisitions related costs that were incurred during the fiscal year.

** Reported CEO earnings from the Summary Compensation Table, excluding any earnings or losses reported in the non- qualified deferred compensation column.

Good Compensation Practices

In addition to providing compensation for performance, the Compensation Committee strives to design the Company’s compensation program to include what is considered good practices in the industry. Much like our corporate governance practices, we believe that good compensation practices increase shareholder value, strengthen our business and encourage us to manage risk properly. The checklist below provides a highlight of our compensation practices.

Checklist of Compensation Practices What we do What we don’t do Executive compensation is tied to performance Caps on incentive payouts Strategic performance metrics Benchmarks determined based on peers of comparable size, complexity & industry Compensation Committee has the right to “claw back” awards Independent compensation consultant Stock ownership guidelines Encourage long-range planning No excise tax gross-up provisions No single-trigger change in control severance benefits No hedging or pledging of Company shares Our incentive programs do not encourage excessive risk taking No stock options granted since 2003 No excessive perquisites

36	2018 Proxy Statement

Objectives and Principles

OUR PRIMARY OBJECTIVES ARE TO:	OUR PRIMARY PRINCIPLES ARE:

●   Align the interests of our executives with the interests of our shareholders

●   Attract, retain and motivate highly qualified executives

●   Pay for performance by rewarding current performance and driving future performance

●   Appropriately manage risk

●   Provide a competitive pay opportunity

●   Promote long-term commitment to the Company via deferred equity awards

●   Incentive compensation should be performance-based

●   Incentive compensation should represent the majority of total target compensation

●   Incentive compensation should balance short and long-term performance

●   Incentive compensation should discourage excessive risk-taking

●   Long term incentives should balance stock appreciation and financial achievements

●   Compensation levels should be competitive

●   Executive compensation should be reviewed annually

The aforementioned principles have been established by the Compensation Committee to further the objectives and guide the design and administration of specific plans, agreements and arrangements for our executives, including the Named Executive Officers.

Incentive Compensation should Be Performance-Based

The Compensation Committee believes that a significant portion of the compensation received by executives should be tied to the performance of the Company relative to established financial objectives and to individual strategic metrics. The elements of the executive compensation program embody this principle by linking the annual incentive opportunity and long-term equity grants directly to such performance.

Incentive Compensation should Represent the Majority of Total Target Compensation

The Compensation Committee believes that the majority of an executive’s compensation should be “at risk,” as an incentive to drive the creation of sustainable shareholder value and align the interests of our executives with those of our shareholders. In 2018, our Named Executive Officers’ incentive compensation amounted to 62.7% of their total target compensation, on average. The Committee believes that the CEO’s incentive compensation should be a higher percentage of total compensation given the CEO’s strategic position to drive company performance. In 2018, the CEO’s incentive compensation was 75% of his total target compensation. The following table presents the percentage of total target compensation that was “at-risk” for each Named Executive Officer, and the graph represents the mix of the Named Executive Officers’ total target compensation.

Name	Percent of Fiscal 2018 Pay “At Risk”
David Dunbar	75.0
Thomas D. DeByle	68.3
Alan J. Glass	60.0
Paul C. Burns	56.5
Ross McGovern	53.5

CEO COMPENSATION MIX NEO COMPENSATION MIX Base Salary Annual Incentive LTIP PSU LTIP RSU Guaranteed At Risk At Risk 75% At Risk 63% 20% 30% 25% 25% 19% 21% 38% 22%

2018 Proxy Statement	37

Incentive Compensation should Balance Short-Term and Long-Term Performance

The Compensation Committee believes that driving sustained shareholder value creation requires that executive incentive compensation be appropriately balanced between short and long-term objectives. In addition, the Compensation Committee believes that such balancing discourages excess risk taking that otherwise could drive short-term results at the expense of sustained long-term performance. Our executive compensation program promotes this objective by balancing the long-term incentive components in the form of equity-based awards, such as restricted stock awards and contingent performance shares, with short-term annual cash incentive opportunities. The long-term incentive components make the Company’s common stock price a targeted incentive for executives, thereby aligning executives’ interests with those of shareholders. The Compensation Committee recognizes that stock prices are an incomplete measure of Company performance in the short-term, as other factors may significantly impact stock prices. Accordingly, the base salary and annual cash incentive opportunity components of executive compensation emphasize current or short-term corporate performance and the realization of defined business and financial objectives. The balance between the annual, short-term, cash incentive opportunities and the long-term equity incentives is crucial, and the Compensation Committee believes that maintaining a reasonable balance is the optimal way of creating short and long-term shareholder value, while fulfilling business objectives and strategic goals.

Long-Term Incentives should Balance Stock Price Appreciation and Business/Financial-Based Achievements

Our long-term incentive awards are equally weighted between restricted stock awards, which generally cliff vest at the end of a 3-year period, and contingent performance shares, which vest to the extent that pre-established financial performance criteria are met at the expiration of a 3-year performance period. The Compensation Committee has determined that this long-term incentive mix appropriately encourages long-term equity ownership, promotes a balance between stock price appreciation and financial-based achievement and aligns the interests of our Named Executive Officers with shareholders.

Compensation Levels should be Competitive

The Compensation Committee reviews market compensation data compiled and prepared by the Compensation Committee’s independent executive compensation consultant to evaluate how and whether our executive compensation program is market competitive. The Compensation Committee uses this data to benchmark our executives’ base salary, annual incentive opportunities and long-term incentive compensation. The Compensation Committee then sets target compensation at levels that generally approximate the market median, which balances our interests in maintaining competitive compensation and organizational efficiency. This principle and ongoing compensation evaluation builds long-term shareholder value and attracts and retains highly qualified executives.

The Executive Compensation Program should be Reviewed Annually

The Compensation Committee believes that it is prudent to review and evaluate the executive compensation program annually in light of evolving market practices, regulatory requirements, the competitive market for executives and our executive compensation philosophy. This process is repeated in a structured manner annually.

38	2018 Proxy Statement

Basis for Determining Executive Compensation

The Compensation Committee uses a multi-faceted approach to designing the executive compensation program. The approach includes the use of the independent compensation consultant to advise the Compensation Committee on the selection of an appropriate peer group, analysis of the peer group’s practices and compensation levels and recommendations for the Compensation Committee to consider. Compensation levels for specific executives are based on various factors, including the executive’s experience, individual accomplishments and the breadth of the executive’s organizational responsibilities. The Compensation Committee discusses the program with the CEO and the CHRO to determine the effectiveness of the program in terms of achieving our stated objectives, including whether the current program is achieving desired motivational effects and properly incentivizing the executives.

Executive Compensation Consultant

In FY 2018, the Compensation Committee retained the same independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), who has assisted the Company since 2015. Meridian is an internationally recognized executive compensation consulting firm. No other compensation consultant was engaged in FY 2018.

Meridian was retained to assist in establishing the peer group and to advise on our existing executive compensation program. Meridian also assisted in drafting, analyzing and benchmarking our proposed OIP. Meridian provided research, data analyses, survey information and design expertise as part of its services. Meridian also notified the Compensation Committee of regulatory developments and market trends relating to executive compensation practices. Meridien did not determine nor recommend the exact amount of compensation for any Named Executive Officer.

As part of the services Meridian provides, it conducted a survey of our peer group companies to determine whether our executive compensation program, as a whole, is competitive when compared to similarly situated executives in our peer group companies. Based on the survey, the Compensation Committee determined that our executive compensation program is appropriate when compared to our peer group.

The Compensation Committee, in determining whether to continue retaining Meridian for FY 2018, assessed Meridian’s independence under the NYSE’s listing standards. Meridian provided the Compensation Committee with confirmation of its independent status under the NYSE’s standards. As such, the Compensation Committee believes that Meridian is independent and that there is no conflict of interest between Meridian and the Company, the Company executives, the Compensation Committee or its members.

Peer Group

The following selection criteria were used in establishing the Company’s compensation peer group:

●	The company must be an industrial and technology manufacturing company;
●	The company must have revenues between 1/3 and 3 times the Company’s revenue;
●	The company must have multiple business units; and
●	The company must serve global markets.

Based on this selection criteria, our 2018 peer group consisted of the following 20 companies:

Albany International Corporation	Graco, Inc.	Middleby Corporation
Altra Industrial Motion Corporation	Hardinge, Inc.	NN, Inc.
Barnes Group, Inc.	Hillenbrand, Inc.	Nordson Corporation
Chart Industries, Inc.	JBT Corporation	RBC Bearings, Inc.
CIRCOR International, Inc.	Kadant, Inc.	TriMas Corporation
Enpro Industries, Inc.	L.B. Foster Company	Xerium Technologies, Inc.
ESCO Technologies, Inc.	Lydall, Inc.

The Compensation Committee, with Meridian’s assistance, routinely reviews the selection criteria and the peer group companies. The latest review resulted in the removal from our peer group of 2 companies that had previously been included in our peer group. The 2 companies are CLARCOR, Inc. and Blount International, Inc., which were both acquired during FY 2017 and no longer publicly disclose their compensation practices.

2018 Proxy Statement	39

Components of Executive Compensation

Overview

The primary components of the Company’s executive compensation program in FY 2018 are shown in the following table and are discussed in detail below:

Category	Compensation Element	Description
Short-Term Incentives	Base Salary	Fixed cash compensation based on responsibilities of the position
	Annual Incentive Opportunity	Variable annual cash incentive for achievement of pre-determined performance goals and metrics
	Management Stock Purchase Plan	Optional deferral of up to 50% of the annual incentive opportunity into the receipt of discounted RSUs
Long-Term Incentives	Restricted Stock Awards	Grants of restricted stock, which cliff vest at the end of a 3-year period
	Performance Share Units	Cliff vest at the end of a 3-year period at between 0% and 200% of award value based on pre-determined financial performance metrics
Retirement	Standex Deferred Compensation Plan	Unfunded, non-qualified deferred compensation plan, available to executive officers and other U.S. employees based on salary level
	401(k) Plan	Qualified 401(k) plan available to U.S. employees
Other	Employment Agreements & Severance	Caps severance pay in the event of termination and enforces non-competition
	Other Benefits	Certain executives receive an automobile allowance and/or tax preparation services; no other perquisites offered

Base Salary

Base salary is fixed cash compensation. During the first quarter of each fiscal year, the Compensation Committee reviews and establishes the base salaries of the executives including the Named Executive Officers. For each Named Executive Officer, the Compensation Committee takes into account the scope of the executive’s responsibilities, experience and individual performance and balances these factors against competitive salary practices. The Compensation Committee does not assign any relative or specific weights to these factors. Salary levels are reviewed annually and are adjusted when appropriate. Increases are not automatic or guaranteed in order to promote a performance culture.

Effective October 1st of FYs 2017 and 2018, the base salary of each Named Executive Officer was set as follows:

Name	FY 2018 Base ($)	FY 2017 Base ($)	Increase
David Dunbar	803,175	779,782	3%
Thomas D. DeByle	411,526	399,540	3%
Alan J. Glass	339,771	329,875	3%
Paul C. Burns	318,270	309,000	3%
Ross McGovern	290,400	264,000	10% (1)

(1)	Mr. McGovern received an above-market base salary increase as a market adjustment to reflect Mr. McGovern’s new and expanded role as CHRO.

40	2018 Proxy Statement

Annual Incentive Opportunity

The Compensation Committee establishes the annual cash incentive opportunity for executives including our Named Executive Officers through a detailed performance planning process called the Balanced Performance Plan (“BPP”). During the BPP process, the Compensation Committee establishes (i) the target incentive amounts; (ii) the percentages of the target incentive allocated to financial performance measures and strategic goals; (iii) the Company financial performance measures at “threshold,” “target,” and “superior” levels; and (iv) the strategic goals for each Named Executive Officer to achieve. The BPPs and each goal are reviewed and discussed during the course of two meetings through the first quarter of each fiscal year before being approved.

BPP PROCESS Step 1 Establish target incentive amounts Step 2 Establish % of target allocated to financial performance measures Establish % of target allocated to strategic goals Step 3 Establish threshold, target and superior levels Allocate percentages between strategic goals Step 4 Quantitatively evaluate performance Qualitatively evaluate performance

2018 Annual Incentive Formula

Base Salary Target Percentage Financial Achievement Factor* Strategic Achievement Factor* Annual Incentive Amount

*

These factors are calculated by taking the goal weight and multiplying it by the goal achievement percentage. For example, if the weight of financial goals totals 70%, and the financial achievement percentage is 100%, the financial achievement factor would be 70%.

Target Incentive Amounts

Each year the Compensation Committee sets the target incentive amount for each Named Executive Officer, expressed as a percentage of the executive’s base salary. The Compensation Committee sets these targets in consultation with its compensation consultant and in adherence to our stated executive compensation objectives and principles. The target annual incentive opportunity for each Named Executive Officer in FY 2018 is as follows:

Name	Target Annual Incentive (% of Base Salary)	Target Annual Incentive Amount ($)
David Dunbar	100%	803,175
Thomas D. DeByle	65%	267,492
Alan J. Glass	50%	169,886
Paul C. Burns	55%	175,049
Ross McGovern	45%	130,680

2018 Proxy Statement	41

Goal Weight within Target Incentive

After establishing a target bonus amount for each executive, the Compensation Committee determines what percentages to allocate to the attainment of the financial performance measures and strategic goals. The Compensation Committee has determined that for FY 2018, 70% of the annual incentive opportunity is based on the achievement of financial performance goals, while 30% of the annual incentive opportunity is based on individual achievement of strategic goals. Payout for the achievement of financial performance goals can range between 0% and 243% depending on whether financial performance met or exceeded specified levels. Payout for individual achievement of strategic goals can range between 0% and 133% depending on several factors. Total payout is capped at 200% of the target percentages specified above.

Setting Financial Performance Measures

The Compensation Committee, working with its compensation consultant and the CEO, evaluates and establishes financial objectives that correlate to the creation of shareholder value and are appropriate measures for judging executive performance. For FY 2018, the Compensation Committee determined that achieving a specified level of adjusted earnings per share and adjusted operating cash flow were the Company’s most important financial objectives, followed by sales. The Compensation Committee believes that these measures were the most important factors in preserving and enhancing shareholder value in the short-term and sustaining growth and stability for the long-term.

After determining the measures, the Compensation Committee sets “threshold,” “target,” and “superior” performance levels, where the annual incentive amount is 50%, 100% or 243% of the target bonus amount, respectively. If the performance results meet and exceed a level, the executive will earn a bonus on a sliding scale up to the maximum achievement allowed. The Compensation Committee sets the “threshold” performance level high enough so that achieving the level is not guaranteed, while setting the “superior” performance level high enough so that achieving it is difficult and represents an outstanding accomplishment. The Compensation Committee may adjust the financial performance targets to reflect the impact of special events, such as acquisitions or divestitures, during a fiscal year. These adjustments are made pursuant to established guidelines and are appropriate in light of long-term growth strategies and business operations.

Setting Strategic Goals

The Compensation Committee, in consultation with the Board and its compensation consultant, evaluates and establishes strategic objectives that correlate to the creation of shareholder value and are appropriate measures for judging individual executive performance. As with financial performance measures, the Compensation Committee sets relative weights and metrics for each strategic goal. The specific goals are developed based on the individual nature of an executive’s role and are specific to the position the executive holds.

In FY 2018, the Compensation Committee set the following strategic goals for the CEO:

●	Apply the standard work of the Company’s Growth Disciplines, Operational Excellence, Talent Management and BPP across the Company to deliver value and improve growth;

●	Execute the Company’s mergers and acquisitions strategy by making accretive acquisitions that build our strategic platforms and assure recent acquisitions meet their targets; and

●	Successfully manage the cost structure of the legacy businesses to continue to deliver required EBIT and cash flow.

In consultation with the CEO, the Compensation Committee sets strategic goals for corporate staff that are tied to the completion of specific projects in their functional areas. These projects are important to the Company in that they improve productivity and significantly lower the cost structures of the respective departments, resulting in better processes and reduced costs.

42	2018 Proxy Statement

Results for FY 2018

For FY 2018, the financial goals for executives at the Company level, weighting and performance levels were as follows:

Financial Performance Metric & Goal Threshold (50%) Target (100%) Superior (243%) Weight Payout Percentage EARNINGS PER SHARE (1) Attractive earnings profile $4.55 $4.87 $5.18 25% 12.5% OPERATING CASH FLOW (2) High cash flows $62.3M $79.7M $85.9M $92.3M 25% 0% SALES Strong segment performance $802.5M $836.0M $868.4M $873.6M 20% 44.6% Financial Goal Weighted Achievement Total 57.1%

(1)

This value is greater than the Company’s actual reported earnings per share of $2.68 for FY 2018. This value, used for the purpose of determining the annual incentive opportunity, adjusts only for tax-related expenses due to the change in the tax law and additional interest expense due to indebtedness from acquisitions that were incurred during the fiscal year.

(2)

Operating cash flow is a non-GAAP financial measure which is determined by subtracting capital expenditures from the sum of: (i) income from operations, (ii) depreciation and amortization, and (iii) change in net working capital (defined as net receivables plus inventories less accounts payable) from the end of the prior fiscal year.

The Compensation Committee met with the CEO to evaluate the performance of each executive in meeting their strategic goals. To determine the extent to which each strategic goal was met, the Compensation Committee evaluated several factors including the difficulty of reaching the goal, the work performed to achieve the goal, the quality of the work performed and other factors that influenced the ease or difficulty of meeting the goal. The Compensation Committee determined that each Named Executive Officer achieved either target or superior performance on their strategic goals. For the CEO, the Compensation Committee evaluated his performance based on the following:

●

The continued deployment of the Company’s Growth Disciplines resulted in an increase of $36M in laneway sales. Improvements to the Talent Development system resulted in an internal fill rate of 55% for management level and above positions.

●

The acquisitions funnel has grown to include attractive target businesses in Magnetics, Sensors, Scientific and Pumps. The funnel includes total sales of over $3B. 46 Tier 1 businesses in the funnel have been approached and due diligence was entered into on 5 opportunities with IRR greater than 15%. Recent acquisitions are exceeding projections.

●

The Company successfully eliminated redundancies within the Food Service Equipment segment and this, together with restructuring the standardized product segments within the business, has reduced costs and improved plant performance.

The following table shows the overall annual incentive opportunity results for FY 2018.

Name	Financial Performance Weighted Achievement (% of Target)	Strategic Goals Weighted Achievement (% of Target)	Total BPP Score	Annual Incentive Amount ($)
David Dunbar	57%	32%	89%	715,629
Thomas D. DeByle	57%	33%	90%	241,010
Alan J. Glass	57%	34%	91%	154,766
Paul C. Burns	57%	39%	96%	168,222
Ross McGovern	57%	35%	92%	120,356

2018 Proxy Statement	43

Management Stock Purchase Plan

The Compensation Committee believes that while the annual incentive award provides motivation for executives to meet annual performance goals, the Management Stock Purchase Plan (“MSPP”) adds an additional long-term component. Under the MSPP, which is similar to our Employee Stock Purchase Plan, management at a certain salary level can elect to defer their annual incentive awards into the receipt of RSUs at a 25% discount, valued at the lower of (i) the closing price of the Company’s common stock on the last business day of the fiscal year (June 29th, 2018) or (ii) the closing price of the Company’s common stock on the date on which the award is certified by the Compensation Committee. Executives must make their election prior to the beginning of the fiscal year and can defer up to 50% of their award. These RSUs cliff vest at the end of a 3-year period and the executive receives shares of stock equal to the amount of RSUs granted. Executives accrue dividends, which are paid upon vesting, on the RSUs, but do not have voting rights until the shares underlying the RSUs are delivered. The following table details, for FY 2018, the percent each Named Executive Officer elected to defer under the MSPP, the value of that deferral and the amount of RSUs granted pursuant to the deferral.

Name	Annual Incentive Award Deferred	Amount of the Deferral ($) (1)	RSUs Granted (#) (2)
David Dunbar	50%	357,814	4,668
Thomas D. DeByle	50%	120,505	1,572
Alan J. Glass	50%	77,383	1,010
Paul C. Burns	20%	33,644	439
Ross McGovern	25%	30,089	393

(1)	The amount of the deferral is the dollar value of the annual incentive award that is actually deferred into the receipt of discounted RSUs under the MSPP.
(2)

Based on the closing price of the Company’s common stock on June 29, 2018 ($102.20). The Compensation Committee certified the awards on August 30, 2018, when the closing price of the Company’s common stock was $106.65. RSUs have been rounded up to the nearest whole share.

Long-Term Incentive Plan

In 2008, the Company, with the approval of its shareholders, adopted the 2008 Long Term Incentive Plan (“LTIP”). The purpose of the LTIP is to align executives’ interests with those of shareholders through the annual grant of long-term equity awards. These long-term equity awards reward executives for the Company’s performance over a multi-year period.

LTIP Structure

The LTIP consists of an annual grant of time-vested RSAs, which generally vest after 3 years, and performance-based PSUs, which vest after 3 years. The Compensation Committee believes that the LTIP incentivizes executives to remain in the employ of the Company and aligns their interests with those of shareholders. In addition to the following standard components, the Compensation Committee may award grants of restricted stock based on performance or other factors.

LTIP Component	Description

Awards of Restricted Stock (“RSAs”)	Cliff vest at the end of a 3-year period
Performance Share Units (“PSUs”)	Cliff vest at the end of a 3-year period at 0% to 200% of award value based on pre-determined financial performance metrics

The RSA grant component provides executives with meaningful stock ownership and promotes long-term executive employment with the company. FY 2017 grants of RSAs under the LTIP vest pro-rata annually over a 3-year period. All other grants vest on the 3rd anniversary of the grant. RSAs are only vested if the individual is employed by the Company on the vest date of the award. All RSAs under the LTIP are considered beneficially owned by the executive, have voting rights, and earn dividend equivalents, which are paid upon vesting.

The PSU grant component motivates executives to meet financial performance criteria that the Compensation Committee has established. PSU grants provide a strong incentive for our executives to achieve specific performance goals over the performance period that advance our business strategies and build long-term shareholder value. The Compensation Committee, with consultation from their compensation consultant and the CEO, establishes goals that impact long-term performance of the Company and enhance shareholder value. Prior to FY 2017, performance-based PSUs were granted based on performance criteria measured over a 1-year period. Starting in FY 2017, the performance period was expanded to 3 years, so currently there are 2 performance periods, FYs 2017-2019 and FYs 2018-2020. Shares of common stock underlying the PSUs are not delivered to the extent the performance goals are not met at the conclusion of the performance period. PSUs are also subject to forfeiture if the executive’s employment terminates for any reason other than death, disability, involuntary termination or change in control before the end of the 3-year performance period.

44	2018 Proxy Statement

The Compensation Committee believes that long-term incentive compensation is essential for retaining and motivating executives. It further believes that providing our executives with long-term incentives will encourage them to operate the Company’s business with a view towards building long-term shareholder value. Based on these considerations, the Compensation Committee, in consultation with Meridian, establishes (i) the target incentive amounts, (ii) the percentage of the target award that is granted in the form of RSAs and PSUs, and (iii) the performance measures at “threshold,” “target” and “superior” levels.

Target Incentive Amounts

Each year the Compensation Committee sets the target incentive amount for each Named Executive Officer, expressed as a percentage of the executive’s base salary. The Compensation Committee sets these targets in consultation with its compensation consultant and in adherence to our stated executive compensation objectives and principles. The Compensation Committee also sets the percentage of the total LTIP incentive compensation that will be granted in the form of PSUs and RSAs based on the understanding that executives in a position to drive overall Company performance should have a larger portion of their long-term incentive award be awarded in PSUs. The target long-term incentive opportunity and PSU percentage for each Named Executive Officer in FY 2018 is as follows:

Name	Target LTIP (% of Base Salary)	Target LTIP Amount ($)	Target LTIP Awarded in PSUs
David Dunbar	200%	1,606,350	60%
Thomas D. DeByle	150%	617,289	50%
Alan J. Glass	100%	339,771	50%
Paul C. Burns	75%	238,703	50%
Ross McGovern	70%	203,280	50%

FYs 2017-2019 Performance Goals

The performance metrics for the 3-year period of FYs 2017-2019 and their respective weights are:

Goal	Weight
Three Year Cumulative EBITDA	60%
Three Year Average Return on Invested Capital	40%

The first goal, 3-year cumulative EBITDA, which stands for earnings before interest, tax, depreciation and amortization, is a non-GAAP financial measure that is determined by the sum of (i) income from continuing operations before income taxes, (ii) interest expense, and (iii) depreciation and amortization. The Compensation Committee selected this financial goal because of its direct correlation to profitability and cash flow. Profitability and cash flow are critical to the Company’s ability to complete acquisitions, invest in its core businesses, declare dividends for shareholders and improve overall liquidity.

The second goal, 3-year average return on invested capital (“ROIC”), is the average over the three-year period of the Company’s return on invested capital. The Compensation Committee selected average ROIC as the second performance measure because it provides a means of determining whether the Company’s earnings are being invested in a way that optimizes the Company’s returns.

The Compensation Committee may adjust the threshold, target and superior levels to reflect the impact of special events, such as acquisitions or divestitures, during the performance period. These adjustments are made pursuant to established guidelines and are appropriate in light of long-term growth strategies and business operations. This performance period ends at the end of FY 2019 - June 30, 2019. If the goals are met, all earned shares will be delivered to the executives once the Compensation Committee certifies the financial performance results. Currently, if the Company were to certify the results over the two years of the performance period, as of June 30, 2018, payout would be 76.2% of target.

FYs 2018-2020 Performance Goals

The performance metrics for the 3-year period of FYs 2018-2020 and their respective weights are the same as the FYs 2017-2019 metrics and weights. The threshold, target and superior goal levels differ. This performance period ends at the end of FY 2020 - June 30, 2020. If the goals are met, all earned shares will be delivered to the executives that are still employed with the Company once the Compensation Committee certifies the financial performance results. Currently, if the Company were to certify the results over the first year of the performance period, as of June 30, 2018, payout would be 103.0% of target.

2018 Proxy Statement	45

Retirement Plans

Standex Retirement Savings Plan

The Company offers a qualified savings and investment 401(k) plan to most of our non-production U.S.-based employees, including our Named Executive Officers. This plan provides eligible employees an opportunity to save for retirement on both a pre-tax and after-tax basis up to 100% of their eligible pay subject to annual IRS limits. The Company provides eligible employees with a matching contribution equal to:

●	100% of the employee’s contribution for the first 3% of the employee’s total compensation (base salary plus annual incentive award); and

●	50% of the employee’s contribution for the next 2%.

The Named Executive Officers, and employees who are at a location that is covered by the now-frozen Standex Pension Plan (see below), receive an additional 1% of their eligible pay as a Company contribution regardless of the amount of the employee’s contribution. Some employees receive an additional sliding scale age-based Company contribution if they were employed with the Company on December 31, 2007 and were of a certain age. All eligible employees are immediately 100% vested in all contributions to this plan.

Standex Deferred Compensation Plan

The Standex Deferred Compensation Plan is a non-qualified, “top hat” and unfunded plan maintained for the purpose of permitting a select group of management and highly compensated employees, including Named Executive Officers, to continue saving for retirement once they can no longer make contributions to the Retirement Savings Plan. If a highly compensated employee reaches the IRS compensation limit for the Retirement Savings Plan, the Deferred Compensation Plan allows the employee to continue to save for retirement under near identical terms. Eligible employees may defer up to 50% of their base salaries and 100% of their annual bonuses that combined exceed the IRS compensation limit. All Company contributions (match and non-match) are made on the same basis as the Retirement Savings Plan described above.

Deferral elections must be made by December 31st of each year for the upcoming calendar year and all deferral elections are irrevocable. All eligible employees are immediately 100% vested in all contributions to this plan. Employees may elect the timing and form of distribution of the accrued benefits provided that the accrued benefit is greater than $10,000. For accrued benefits of less than $10,000, the distribution will be paid in a lump sum. Distributions will be paid no sooner than six months after termination of employment for our Named Executive Officers, pursuant to the IRC.

Pension Plans

The Standex Retirement Plan, a tax-qualified defined benefit pension plan, and the Standex Supplemental Retirement Plan, a non-qualified defined benefit pension plan for highly compensated employees, are the Company’s two pension plans. Both plans were frozen as to future benefit accruals and new participants on December 31, 2007. All of our Named Executive Officers became employed with the Company after this date and are not accruing benefits under either of these plans.

Perquisites and Other Benefits

Employment Agreements

We have entered into employment agreements with each of the Named Executive Officers. Even though each Named Executive Officer has an employment agreement which sets out an initial term that automatically renews, the executives serve at the will of the Board because the agreements may be terminated for any reason with 30 days’ notice. All of the provisions within the employment agreements were crafted to consider the needs of the Company and the executive’s specific circumstances. The Compensation Committee believes that the employment agreements are an important tool to attract and retain highly qualified executives in a competitive marketplace, while also protecting the Company in the event of an executive’s termination.

In addition to the material terms detailed below, our employment agreements contain a non-compete provision, which precludes an executive from engaging, in any active capacity, in any business other than Standex while they are employed with the Company. This term is vital to ensure that an executive’s attention and focus during their employment is solely on the Company’s business. The non-compete also precludes the executives from engaging in a business that is competitive with the Company for the duration noted in the table below. The non-compete clause also contains a non-poaching provision, which restricts a departing executive’s ability to hire then-current employees of the Company. The non-poaching provision is the same duration as the non-compete provision. These terms are beneficial to the Company because they safeguard against executives, who know the most about the Company, its businesses, its employees and its markets, using their knowledge to adversely impact the Company after their employment ends.

46	2018 Proxy Statement

The material terms of the employment agreements are detailed in the following table. The termination and severance terms are further discussed under “Potential Payments upon Termination or Change in Control” on page 56.

Name	Length of Agreement (1)	Signing Award ($) (2)	Involuntary Termination Severance (3)	Non-compete Provision
David Dunbar	3 years	500,000	2 years	2 years
Thomas D. DeByle	1 year	-	1 year	1 year
Alan J. Glass	1 year	20,000	1 year	1 year
Paul C. Burns	1 year	100,000	1 year	1 year
Ross McGovern	1 year	50,000	1 year	1 year

(1)

The amount of time in this column is the duration of the initial term. The employment agreements automatically renew for the same duration as the initial term but may be terminated with 30 days’ notice for any reason.

(2)

Mr. Dunbar received a $500,000 signing award when he was hired as well as a $1,225,000 grant of restricted stock granted and valued on January 20, 2014, which vested in 2 installments over a 2-year period. Mr. Glass received a $20,000 signing award when he was hired as well as a $75,000 grant of restricted stock granted and valued on April 4, 2016, which cliff vest at the end of a 3-year period. Mr. Burns received a $100,000 signing award when he was hired as well as a grant of 6,021 shares of restricted stock, which vest in 4 installments over a 3-year period. Mr. McGovern received a $50,000 signing award when he was hired as well as a $100,000 grant of restricted stock granted and valued on September 1, 2015, which vest in three installments over a 3-year period. These awards were granted to compensate the executives for incentives they forfeited because of their departure from their previous employers.

(3)

Involuntary termination is termination for a reason other than death, disability, material breach of the employment agreement or change in control. The severance for involuntary termination is a continuation of base annual salary for the years stated.

Perquisites

We provide a limited number of perquisites to certain Named Executive Officers, including the CEO. The Compensation Committee designed these perquisites to be competitive and assist in attracting and retaining highly qualified executives. Furthermore, these perquisites also assist the Named Executive Officers in performing their responsibilities. The types of perquisites that are currently provided to the Named Executive Officers are: car allowances, reimbursement of automobile operating expenses (such as gas costs, auto insurance, maintenance and repairs) and Mr. Dunbar receives tax return preparation and counseling. We do not provide gross ups for any attributed income relating to these perquisites.

Change in Control

Our employment agreements, rather than a companywide plan, contain provisions governing what happens when there is a change in control. The benefits provided to the Named Executive Officers under these provisions, if payable, are in lieu of any other severance benefits. The Compensation Committee believes that these benefits are important to encourage the executives involved in any negotiation or completion of a change in control transaction to act in the best interest of shareholders, without regard to personal interest.

The severance benefits also promote the financial protection and security of an executive’s long-term incentive compensation arrangements in the event of the loss of their positions following a transaction that involves a change in the ownership or control of the Company. None of the severance benefits are triggered if the executive retains their position or a substantially similar position following a change in control. With equity compensation, if the executive is granted an award that substantially mirrors their then-current award, there is no acceleration of that current equity award. This “double trigger” only provides for a payment of benefits if (i) there is a change in control and (ii) the executive is involuntarily terminated or resigns for a specified reason. The Compensation Committee believes that this is appropriate because if an executive retains their position following a change in control, the impact on the executive is not significant enough to warrant the provision of benefits.

The severance benefits include a lump sum payment equal to a multiple of the executive’s annual base salary and annual incentive bonus, accelerated vesting of all outstanding equity awards under the LTIP and RSUs under the MSPP and a continuation of life insurance and medical plan benefits for a specified period of time. The Compensation Committee believes that these terms and amounts are customary and reasonable. The Compensation Committee, in consultation with its compensation consultant, periodically reviews these terms to evaluate both their effectiveness and competitiveness.

More detailed information concerning the trigger events and the severance benefits of each Named Executive Officer is discussed below under “Potential Payments upon Termination or Change in Control” on page 56.

2018 Proxy Statement	47

Other Compensation Information

CEO Pay Ratio

Standex has approximately 5,376 employees in 70 locations across 24 countries. With our global footprint, a majority (approximately 65%) of our employee population is located outside of the United States. In line with the customary nature of manufacturing organizations, a large segment of our employees is operations-based and paid on an hourly basis (approximately 73%). In order to attract and retain employees globally, we pay what we believe to be market competitive rates in each market where we operate. Our pay ratio below is a reasonable estimate that has been calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.

The CEO Pay Ratio was calculated by first identifying the median employee using our global employee population as of June 30, 2018, which included all global full-time, part-time and temporary employees, including newly hired employees, that were employed on that date. In determining our median employee, we used base annual salary during the period from July 1, 2017 through June 30, 2018. All international employees’ base annual salaries were converted to USD from local currencies using exchange rates for the month ending June 30, 2018. Once the median employee was identified, we calculated their total compensation in accordance with Item 402(c)(2)(x) of Reg. S-K. The total compensation for our median employee and our CEO and the ratio of the two is as follows:

Median Employee Compensation (1)	35,355
CEO Compensation (2)	3,428,368
CEO Pay Ratio (3)	97:1

(1)	Our median employee was an hourly individual located in the United States.
(2)	This is the CEO’s total compensation, as detailed in the Summary Compensation Table.
(3)	This value has been rounded to the nearest whole number.

Stock Ownership Guidelines

The Compensation Committee believes that Company executives, including the Named Executive Officers, should have at least a minimum level of Company stock ownership to align their interests with those of Company shareholders. The Compensation Committee has adopted stock ownership guidelines through a competitive analysis prepared by management and reviewed by the compensation consultant. These guidelines require the CEO to maintain stock ownership valued at 5 times their base salary and requires all other executives to maintain stock ownership valued at 2 times their base salary. Additionally, the guidelines require all non-executive Vice Presidents, Group Presidents and Division Presidents to maintain stock ownership valued at 1 times their base salary. Until an executive has attained the applicable amount, the executive is expected to retain at least 50% of the share units they are awarded, net of amounts required to pay taxes. To determine if the guideline amount is met, shares are valued at the average stock price during the 4th quarter of the prior fiscal year. Shares that are either owned outright or are unvested RSAs or RSUs are considered owned for the purpose of the guidelines. PSUs are not considered in the determination.

The required amount under the guidelines is recalculated annually or whenever an executive receives an increase in pay. The Compensation Committee monitors compliance with these stock ownership guidelines on an ongoing basis. The following table shows the stock ownership requirements for each Named Executive Officer as of their most recent Form 4 filing.

Name	Stock Ownership Guideline Amount (% of Annual Base Salary)	Required Ownership on June 30, 2018 (#) (1)	Actual Stock Ownership (#)
David Dunbar	500%	40,288	54,164
Thomas D. DeByle	200%	8,257	63,088
Alan J. Glass	200%	6,817	4,566
Paul C. Burns	200%	6,386	8,820
Ross McGovern	200%	5,827	4,066

(1)	Based on the average price of the Company’s common stock between April 2, 2018 and June 29, 2018 ($99.86). Shares have been rounded up to the nearest whole share.

48	2018 Proxy Statement

Say-on-Pay

Stockholders are afforded the opportunity to cast an advisory vote on an annual basis with respect to the total compensation of our Named Executive Officers. At the 2017 annual meeting, 97.9% of the votes cast on the advisory proposal were voted in its favor. After reviewing the results, the Compensation Committee decided to continue to apply the same general philosophy, compensation objectives and governing principles that it used in FY 2017.

Clawback Provision

In the event that the Company’s financial results for any reporting period require restatement so that the period’s financial performance measures are not met, and the restatement is necessary due to the executives’ misconduct, the LTIP gives our Board of Directors the discretion and authority to “claw-back” or cancel unpaid annual and long-term incentive awards and to recover excess annual and long-term incentive awards that have been paid to any executive officer.

Tax and Accounting Aspects of Compensation

The federal Tax Cuts and Jobs Act (“TCJA”) signed into law on December 22, 2017 made significant changes to the tax laws regarding executive compensation. Previously, Section 162(m) of the IRC limited the amount of compensation paid to the Named Executive Officers that a public corporation may deduct from its federal income tax to $1.0 million per year, unless the compensation met certain requirements. Beginning on January 1, 2018, the TCJA repealed the performance-based compensation and commission exceptions to the Section 162(m) limitation. Additionally, the TCJA revised the definition of a “covered employee” to specifically include the “principal financial officer.” As a result of the changes in the law, all compensation paid to the Named Executive Officers in excess of $1.0M will not be deductible.

The Company does not have a specific policy regarding executive compensation and Section 162(m). The Compensation Committee retains the discretion to provide compensation that is not deductible under Section 162(m) if it determines that such compensation is in the best interests of the Company.

Policy Concerning Transactions Involving Company Securities (Anti-Hedging Policy & Anti-Pledging Policy)

The Company has a policy, which is applicable to all officers, directors and employees, that prohibits certain transactions involving the Company’s securities. The prohibited transactions include engaging in short-term speculative transactions, such as hedging transactions and buying or selling put or call options, holding Company securities in a margin account or engaging in short sales of Company securities. In addition, the policy prohibits pledging Company securities without first providing at least two weeks’ advance notice explaining the purpose of the pledge. No Named Executive Officer has entered into any such prohibited transactions.

2018 Proxy Statement	49

Risk in Compensation Programs

The Compensation Committee regularly monitors and reviews the executive compensation program to determine the program’s effectiveness at achieving the stated objectives and principles. In August 2018, the Compensation Committee conducted its annual review of the executive compensation policies and practices and assessed whether the current incentives could lead to excessive or inappropriate risk taking by the executives. Following the review, the Compensation Committee concluded that the Company’s executive compensation program elements, when considered both separately and as a whole, are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee noted the following factors:

●

Compensation elements are mixed. The executive compensation program has a balanced mix of base salary, annual cash incentive awards and long-term equity incentive awards. The mix between the elements decreases the dependency on one form of compensation over other forms and thus provides executives with an incentive to perform at high levels, both in the short-term and long-term.

●

Incentive award metrics contain both short and long-term goals. The annual incentive award is contingent upon the attainment of pre-established short-term corporate, business and financial objectives, while the long-term incentive award is based on long-term stock growth as well as the attainment of financial performance goals. This balance between short and long-term goals reduces the incentive to prioritize short-term performance at the expense of long-term growth.

●

Short-term and long-term performance metrics differ. The performance metrics used to determine the amount of annual incentive awards are different than the performance metrics used to determine the amount of long-term incentive awards. This helps avoid excessive risk-taking to achieve one performance objective at the detriment of other objectives.

●

Annual incentive awards are capped. The total annual incentive award is capped at 200% of target, which reduces the incentive to engage in unnecessarily risky behavior in any given year at the expense of long-term growth.

●

Long-term incentives are completely equity-based. All long-term incentive awards are paid in the form of shares and are only paid if an executive remains employed with the Company at the time of vesting. This practice aligns the executive’s interests with those of shareholders and reduces the likelihood that an executive will act in a way that is detrimental to the long-term stock growth of the Company.

●

Long-term performance metrics are based on corporate objectives. The performance metrics for long-term incentive awards are based on overall corporate performance rather than individual business unit performance. This reduces the risk that business unit heads will engage in conduct that inflates their business unit performance, but does not benefit the Company, as a whole, in the long-term.

●

Incentives have performance thresholds. The annual incentive award and the PSUs granted under the LTIP have threshold payout levels, which ensures that incentive compensation is reduced or eliminated completely if the minimum performance levels are not achieved.

●

Compensation is benchmarked. The Compensation Committee benchmarks compensation against the peer group to ensure that the compensation program elements and payout levels are consistent with industry practice.

●

Compensation can be recouped. The Board is empowered to “claw-back” any portion of the annual or long-term incentive compensation attributable to misconduct or financial misstatement in the event of a financial restatement.

●

Executives have ownership requirements. Our executives are subject to stock ownership guidelines, which require executives to maintain ownership of a certain amount of Company stock during their employment. This encourages executives to focus on sustainable long-term growth and aligns the interests of our executives with those of our shareholders.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Jeffrey S. Edwards, Chair

Charles H. Cannon, Jr.

Thomas E. Chorman

Michael A. Hickey

50	2018 Proxy Statement

Compensation Tables

Summary Compensation Table

The following table sets forth compensation information for 1fiscal years 2016, 2017 and 2018 for our Named Executive Officers – the individuals who served during FY 2018 as CEO and CFO and three other highly compensated executive officers of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
David Dunbar President and CEO	2018	797,327	-	2,120,875	357,814	40,012	112,340	3,428,368
	2017	774,098	-	2,113,055	155,957	54,708	112,655	3,210,473
	2016	751,537	-	1,987,958	428,021	(749)	92,082	3,258,849
Thomas D. DeByle Vice President, CFO and Treasurer	2018	408,530	-	790,571	120,505	33,668	58,870	1,412,144
	2017	395,703	-	786,492	51,940	52,212	60,788	1,347,135
	2016	381,393	-	620,640	112,726	(1,084)	60,212	1,173,887
Alan J. Glass (5) Vice President, CLO and Secretary	2018	337,297	-	451,045	77,383	-	22,303	888,028
	2017	328,656	-	446,900	32,988	19	18,610	827,173
	2016	-	-	-	-	-	-	-
Paul C. Burns (6) VP of Strategy & Business Development	2018	315,953	-	487,082	134,577	177	16,723	954,512
	2017	306,750	-	249,108	54,384	301	18,213	628,756
	2016	280,768	100,000 (7)	661,370	141,768	-	74,678	1,258,584
Ross McGovern (8) Vice President, CHRO	2018	283,800	-	246,547	90,267	6,101	15,939	642,654
	2017	258,000	-	195,876	31,680	82	11,727	497,365
	2016	210,000	111,600 (9)	236,406	2,811	-	10,083	570,900

(1)

This column includes the grant date fair value (calculated in accordance with FASB ASC 718) of the long-term incentive awards under the Company’s long-term incentive program (RSAs and PSUs) and RSUs that an executive received pursuant to a deferral election under the MSPP. Assumptions used in the valuations may be found in Note 13 to the Company’s Notes to Consolidated Financial Statements for the year ended June 30, 2018 included in our Annual Report on Form 10-K. The assumptions used in the valuation of the RSUs received pursuant to a deferral election under the MSPP were as follows:

Risk-free interest rate:	2.63%
Expected life of option grants:	3 years
Expected stock value volatility:	25.06%
Expected quarterly dividends:	$0.18 per share

The grant date fair value of these three separate equity awards is as follows:

	Grant Date Fair Value of Annual Incentive Deferred Pursuant to MSPP ($)	Grant Date Fair Value of Restricted Stock Awards under the LTIP ($)	Grant Date Fair Value of Performance Share Unit Awards under the LTIP ($)	Total ($)
David Dunbar	514,525	642,540	963,810	2,120,875
Thomas D. DeByle	173,282	308,645	308,645	790,571
Alan J. Glass	111,274	169,886	169,886	451,045
Paul C. Burns	48,379	119,351	119,351	487,082 (a)
Ross McGovern	43,267	101,640	101,640	246,547

(a)	Mr. Burns received an additional discretionary stock grant of $200,000, which is included in this total and in the Summary Compensation Table above.

2018 Proxy Statement	51

The value of performance-based awards is based on the probable outcome of the performance conditions as of the grant date. The payout for 2016 grants was 79.03% of the target levels shown. The payout for 2017 and 2018 grants will be determined in 2019 and 2020, respectively, due to a change starting in FY 2017 from a one-year performance measurement period to a three-year performance measurement period. The probable outcome for 2016, 2017 and 2018 grants of performance-based awards was estimated at the target payout level, or 100%. The following table shows the grant date fair value of the performance share units granted in 2018 at the target level included in the Summary Compensation Table above and the potential maximum grant date fair value:

	Grant Date Fair Value of Performance Share Awards under the LTIP ($)	Potential Maximum Grant Date Fair Value ($)
David Dunbar	963,810	1,927,620
Thomas D. DeByle	308,645	617,289
Alan J. Glass	169,886	339,771
Paul C. Burns	119,351	238,703
Ross McGovern	101,640	203,280

(2)

This column shows the amounts earned in cash under our annual incentive opportunity. Each of our Named Executive Officers elected to defer a portion of their annual incentive award under the MSPP. The values of these deferrals are contained in the stock awards column and further explained above in footnote (1).

(3)

This column includes the above-market earnings of the Named Executive Officer’s accumulated benefit under the Standex Deferred Compensation Plan. None of the Named Executive Officers have any accumulated benefits under the now-frozen Standex pension plans.

(4)	This column includes the following compensation:

	Accrued Dividends ($) (a)	401(k) Contributions ($)	Non-qualified Deferred Compensation Contribution ($)	Life Insurance Premium ($)	Perquisites & Personal Benefits ($) (b)	Total ($)
David Dunbar	19,973	13,750	41,712	10,578	26,327	112,340
Thomas D. DeByle	10,269	13,498	11,821	8,550	14,732	58,870
Alan J. Glass	420	11,744	6,416	3,723	-	22,303
Paul C. Burns	2,601	11,172	1,093	1,857	-	16,723
Ross McGovern	202	12,259	2,406	1,072	-	15,939

(a)

The amounts in this column represent the accrued dividends on RSAs and RSUs that were paid during the 2018 fiscal year. Dividends that are earned accrue during the vesting period and are only paid once vesting conditions are satisfied.

(b)

Mr. Dunbar has an automobile allowance of which he used $13,977. Mr. Dunbar also received tax preparation reimbursement in the amount of $12,350. Mr. DeByle has an automobile allowance of which he used $14,732. No other Named Executive Officer received total perquisites and personal benefits exceeding $10,000.

(5)	Mr. Glass became employed by the Company on April 4, 2016.
(6)	Mr. Burns became employed by the Company on July 27, 2015.
(7)	Under his employment agreement, Mr. Burns received a gross cash payment of $100,000 as a sign-on bonus.
(8)	Mr. McGovern became employed by the Company on August 17,2015.
(9)

Under his employment agreement, Mr. McGovern received a gross cash payment of $50,000 as a sign-on bonus. Additionally, he received a minimum bonus measured at target performance pro-rated based on the amount of the year during which he was employed. He received $61,600 in cash, included in this column, and an additional $26,400, which was deferred under the MSPP and is included in the Stock Awards column for the 2016 fiscal year.

52	2018 Proxy Statement

Grants of Plan-Based Awards

The following table sets forth information with respect to 2018 plan-based awards granted to our Named Executive Officers for the year ended June 30, 2018.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (4)
Name	Grant Date	Action Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)		Total ($) (5)
David Dunbar
Annual Incentive			401,588	803,175	1,606,350
LTIP - PSU	9/6/17					5,253	10,505	21,010		963,834
LTIP - RSA	9/6/17								7,003	642,525
Thomas D. DeByle
Annual Incentive			133,746	267,492	534,984
LTIP - PSU	9/6/17					1,682	3,364	6,728		308,647
LTIP - RSA	9/6/17								3,364	308,647
Alan J. Glass
Annual Incentive			84,943	169,886	339,771
LTIP - PSU	9/6/17					926	1,852	3,704		169,921
LTIP - RSA	9/6/17								1,852	169,921
Paul C. Burns
Annual Incentive			87,524	175,049	350,097
LTIP - PSU	9/6/17					651	1,301	2,602		119,367
LTIP - RSA	9/6/17								1,301	119,367
Additional Grant	9/6/17								2,180	200,015
Ross McGovern
Annual Incentive			65,340	130,680	261,360
LTIP - PSU	9/6/17					554	1,108	2,216		101,659
LTIP - RSA	9/6/17								1,108	101,659

(1)	The date on which the Compensation Committee took action for the grant of all of the plan-based awards was 8/23/2017.
(2)

The amounts in these columns indicate the threshold, target and maximum amounts payable under the annual incentive opportunity prior to deducting any amounts the named executive officers elected to defer under the MSPP. Each of our Named Executive Officers elected to defer a portion of their annual incentive opportunity under the MSPP. The annual incentive opportunity amounts are based on the achievement of specific financial performance metrics and individual strategic goals. The annual incentive opportunity metrics are discussed under “Annual Incentive Opportunity” on page 41. Payouts range from 50% of target for the attainment of threshold levels, to 200% of target for the attainment of superior performance levels. If threshold levels are not met, no annual incentive opportunity is paid. The amount the executives actually received and the amounts they elected to defer for fiscal year 2018 are discussed under the “Annual Incentive Opportunity” and “Management Stock Purchase Plan” sections of the CD&A.

(3)

The amounts in these columns indicate the threshold, target and maximum amounts payable under the LTIP for PSUs. The LTIP PSU amounts are based on the achievement of specific financial performance metrics over a three-year performance period. Payouts range from 50% of target for the attainment of threshold levels, to 200% of target for the attainment of superior performance levels. If threshold levels are not met, no PSUs are awarded.

(4)	The amounts shown in this column reflect the number of RSAs granted to each Named Executive Officer pursuant to the LTIP.
(5)	These amounts represent the grant date fair value, as determined under FASB ASC Topic 718. For the PSU awards under the LTIP, the fair value assumes performance and payout at the target level.

2018 Proxy Statement	53

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to equity awards that were outstanding as of June 30, 2018. The Company has not awarded stock options since 2003 and there are no outstanding option awards.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
David Dunbar	33,182	2,908,026	32,160	3,286,752
Thomas D. DeByle	13,442	1,181,930	10,333	1,056,033
Alan J. Glass	4,935	484,093	5,669	579,372
Paul C. Burns	6,168	594,985	3,799	388,258
Ross McGovern	4,366	418,319	2,216	226,475

(1)

The outstanding stock awards presented in this column include: RSAs awarded under the LTIP, which remain subject to service-based vesting conditions; PSUs awarded in 2016 under the LTIP, which have been earned but are subject to service-based vesting conditions; RSUs granted pursuant to an MSPP deferral; and discretionary RSA grants. These awards are scheduled to vest as follows:

Vest Date	David Dunbar	Thomas D. DeByle	Alan J. Glass	Paul C. Burns	Ross McGovern
7/27/2018	-	-	-	1,338	-
8/25/2018	4,414	1,253	-	430	198
8/30/2018	2,478	1,190	655	399	315
9/1/2018	6,522	2,507	-	862	1,806
9/9/2018	3,391	1,357	-	-	-
4/4/2019	-	-	962	-	-
7/27/2019	-	-	-	669	-
8/30/2019	2,478	1,190	655	399	315
9/6/2019	4,604	1,818	327	571	450
9/6/2020	9,295	4,127	2,336	1,500	1,282
Total	33,182	13,442	4,935	6,168	4,366

(2)

The market values in this column are calculated using a price of $102.20 per share, the closing price of the Company’s common stock on June 29, 2018, less the value of an executive’s deferral under the MSPP.

(3)

The shares presented in this column are performance share units granted in fiscal years 2017 and 2018 for the three-year performance periods ending on June 30, 2019 and June 30, 2020, respectively. These units will vest if certain targets are met during the applicable performance period. See “Long-Term Incentive Plan” on pages 44-45 for more information. For FY 2017 PSUs, the number of shares reported in this column are based on achieving the “target” level of performance because our financial performance for the FYs 2017-2019 performance period through June 30, 2018 indicated performance between threshold and target levels. For FY 2018 PSUs, the number of shares reported in this column are based on achieving the “superior” level of performance because our financial performance for the FYs 2018-2020 performance period through June 30, 2018 indicated performance between target and superior levels.

(4)	The values shown in this column are calculated using a price of $102.20 per share, the closing price of the Company’s common stock on June 29, 2018.

54	2018 Proxy Statement

Options Exercised and Stock Vested

The following table sets forth information about option exercises and the vesting of stock during the fiscal year. The Company has not awarded stock options since 2003, so no options are reported. The stock vested during the fiscal year represents PSUs, RSAs granted under the LTIP and RSUs granted from an MSPP deferral.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
David Dunbar	21,866	1,831,395
Thomas D. DeByle	9,232	705,994
Alan J. Glass	655	62,061
Paul C. Burns	2,747	256,697
Ross McGovern	512	47,948

(1)

The value realized on vesting for the three stock categories was calculated as follows. For PSUs that vested during the year, the number of shares that vested was multiplied by the closing price of our stock on June 29, 2018. For RSAs granted under the LTIP that vested during the year, the number of shares that vested was multiplied by the closing price of our stock on the vest date. For RSUs issued pursuant to an MSPP deferral that vested during the year, the number of shares that vested was multiplied by the closing price of our stock on the vest date less the value the executive paid under the deferral.

Pension Benefits

The Company’s two pensions plans, the Standex Retirement Plan and the Standex Supplemental Retirement Plan, were frozen as to future benefit accruals and new participants on December 31, 2007. All of our Named Executive Officers became employed with the Company after this date and are not accruing benefits under either of these plans.

Nonqualified Deferred Compensation

The following table contains compensation information relating to the Company’s nonqualified deferred compensation plan. For a description of the Standex Deferred Compensation Plan, including material factors, see “Standex Deferred Compensation Plan” on page 46.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE ($) (4)
David Dunbar	41,712	41,712	59,115	-	520,528
Thomas D. DeByle	11,821	11,821	47,584	-	379,190
Alan J. Glass	6,416	6,416	494	-	13,541
Paul C. Burns	-	1,093	319	-	3,857
Ross McGovern	2,406	2,406	6,118	-	484

(1)	All amounts in this column are included in the salary and non-equity incentive plan compensation columns of the Summary Compensation Table above.
(2)	All amounts in this column are included in the other compensation column and detailed in footnote (4) of the Summary Compensation Table above.
(3)

The amount of aggregate earnings is reported in the change in pension value and nonqualified deferred compensation plans column of the Summary Compensation Table to the extent the aggregate earnings exceeded 120% of the applicable federal rate. The reported amounts are as follows:

Above-Market Earnings Reported in Summary Compensation Table ($)
David Dunbar	40,012
Thomas D. DeByle	33,668
Alan J. Glass	-
Paul C. Burns	177
Ross McGovern	6,101

(4)	The aggregate balance includes amounts that were reported in previous Summary Compensation Tables as follows:

Amounts Previously Reported ($)
David Dunbar	339,404
Thomas D. DeByle	297,457
Alan J. Glass	215
Paul C. Burns	2,446
Ross McGovern	0

2018 Proxy Statement	55

Potential Payments upon Termination or Change in Control

Employment Agreements

The following table lists the compensation and benefits that an executive would generally be provided in various scenarios involving a termination of employment. The amounts denoted in the table are for the CEO, Mr. Dunbar. Where the amounts or time periods differ between Mr. Dunbar and the other executives, the differences are explained in a footnote.

Compensation Elements	Termination Scenarios
	Death	Disability (1)	Retirement (2)	Termination with Cause (3)	Termination without Cause (4)	Termination due to Change in Control (5)
Base Salary	Ceases immediately	Continuation for 2 years (6)	Ceases immediately	Ceases immediately	Continuation for 2 years (7)	Ceases immediately

Severance Pay	None	None	None	None	None	Lump sum equal to 3 times base salary (8)

Annual Incentive	Prorated for the year	Prorated for the year	Prorated for the year	None	None	Lump sum equal to 3 times the higher of (i) the most recent annual incentive award or (ii) the current FY’s target incentive award (9)

Restricted Stock (10)	Awards vest immediately	Awards vest immediately	Awards vest immediately	Forfeited	Forfeited	Awards vest immediately

PSUs (11)	Awards are prorated and vest in normal course	Awards are prorated and vest in normal course	Awards are prorated and vest in normal course	Forfeited	Forfeited	Awards vest immediately

Deferred Compensation (12)	Payable immediately	Distributions commence after 6 months per participants election	Distributions commence after 6 months per participants election	Distributions commence after 6 months per participants election	Distributions commence after 6 months per participants election	Payable immediately

Health, Welfare and Other Benefits	None	Medical and dental coverage for 1 year (13)	None	None	Medical and dental coverage for 1 year (14)	Life insurance and medical benefits coverage for 3 years (15)

(1)

Disability is defined as a condition where the executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(2)

Retirement is defined as a voluntary termination of employment when either (i) the executive has reached age 55 and has at least 10 years of service with Standex, or (ii) the executive has reached age 65.

(3)

Termination with cause, under the terms of the executives’ employment agreements, is defined as a termination by Standex for the executive’s material breach of the employment agreement. A material breach is (i) an act of dishonesty which is intended to enrich the executive at the Company’s expense, or (ii) the willful, deliberate and continuous failure to perform the executive’s duties after being properly demanded to do so.

(4)	Termination without cause is a termination by Standex where the executive has not committed a material breach of the employment agreement.
(5)

A change in control is defined as an event where (i) any person or group (as used in sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of at least a majority of the equity securities of Standex entitled to vote for members of the Board of Directors; (ii) Standex is a party to a merger or consolidation, which results in Standex voting securities representing less than a majority of the resulting voting securities; (iii) the sale or disposition of all or substantially all of Standex’s assets; or (iv) a greater than 75% change in the composition of the Board of Directors during a consecutive 12-month period.

56	2018 Proxy Statement

An executive would be entitled to the payments described in this column after such a change in control only if, within 2 years of the change in control, either (i) the executive is terminated without cause, (a) or (ii) the executive voluntarily terminates their employment for “good cause.” (b)

(a)

Termination without cause is any termination by Standex other than a termination where there is conclusive evidence of substantial and indisputable intentional personal malfeasance in office, such as a conviction for embezzlement of Standex funds.

(b)

Good cause for Mr. Dunbar is defined as any of the following: (i) the assignment to any position other than President & CEO; (ii) any change in the reporting relationship such that he is no longer reporting solely to the Board of Directors; (iii) any reduction in the budget which results in him no longer having 100% control over the budget; (iv) any material diminution of base salary or incentive compensation; (v) any change in the location of employment to a location greater than 10 miles from the present location; and (vi) any other action or inaction of Standex that constitutes a material breach of the employment agreement.

Good cause for Mr. DeByle is defined as any of the following, if it goes unremedied for more than 30 days after Mr. DeByle has provided notice of the event: (i) a significant decrease in his substantive or managerial responsibilities; (ii) a change in the reporting relationship such that he is no longer reporting to the CEO (or someone with such high level of responsibility); (iii) a change in the location of employment to a location greater than 50 miles from the present location; and (iv) a reduction in base salary or incentive compensation.

Good cause for the other executives is defined as any of the following: (i) a change in their general area of responsibility; (ii) a change in their title; (iii) a change in the place of employment; and (iv) a decrease in base salary or diminished benefits.

(6)

Mr. Dunbar’s employment agreement provides for a continuation of base salary for a period of 2 years up to the IRS compensation limit specified in IRC Section 401(a)(17), with the excess payable immediately upon termination. The other executives’ employment agreements provide for a continuation of base salary for a period of 1 year.

(7)

Mr. Dunbar’s employment agreement provides for a continuation of base salary for a period of 2 years up to the IRS compensation limit specified in IRC Section 401(a)(17), with the excess payable immediately upon termination. The other executives’ employment agreements provide for a continuation of base salary for a period of 1 year.

(8)

Both Mr. Dunbar’s and Mr. DeByle’s employment agreements provide for a lump sum severance payment in the amount of 3 times their then-current base salary. The remaining executives’ employment agreements provide for a lump sum severance payment in the amount of 1 times their then-current base salary.

(9)

Both Mr. Dunbar’s and Mr. DeByle’s employment agreements provide for an annual incentive payment equal to 3 times the higher of (i) the most recent annual incentive award or (ii) the current FY’s target incentive award. The remaining executives’ employment agreements provide for an annual incentive payment equal to 1 times the higher of (i) the most recent annual incentive award or (ii) the current FY’s target incentive award.

(10)	Included in the RSU category are both RSAs that an executive received pursuant to a grant under the LTIP and RSUs that an executive received pursuant to a deferral under the MSPP.
(11)

For PSUs, except in the case of a termination due to a change in control, the PSUs are converted to shares of unrestricted stock once the performance period has ended and the Compensation Committee has determined the requisite payout in accordance with the performance levels. The number of PSUs that is converted is prorated to the date of the executive’s termination.

(12)	See the “Standex Deferred Compensation Plan” section on page 46 for more information about the plan and distribution options.
(13)

Mr. Dunbar’s employment agreement provides for a continuation of medical and dental benefits for a period of 1 year. The other executives’ employment agreements do not provide for any health or welfare benefit continuation.

(14)

Mr. Dunbar’s employment agreement provides for a continuation of medical and dental benefits for a period of 1 year. The other executives’ employment agreements do not provide for any health or welfare benefit continuation.

(15)

Mr. Dunbar’s employment agreement provides for a continuation of medical and life insurance benefits for a period of 3 years. The other executives’ employment agreements provide for a continuation of medical and life insurance benefits for a period of 1 year.

2018 Proxy Statement	57

Quantification of Potential Payments

The following table contains compensation information relating to the potential payments that an executive would receive in the various scenarios described above if the executive had a triggering event on June 29, 2018.

Triggering Event		Payout ($) (1)
	Compensation Component	David Dunbar	Thomas D. DeByle	Alan J. Glass	Paul C. Burns	Ross McGovern
Death	Acceleration of Outstanding Equity Awards	4,670,056	1,766,105	874,190	1,029,130	511,321
	Pro-rata Performance Share Vesting	680,584	208,181	66,941	70,075	13,490
	Total	5,350,640	1,974,287	941,131	1,099,205	524,811
Disability	Termination Payment - Salary	1,606,350	411,526	339,771	318,270	290,400
	Acceleration of Outstanding Equity Awards	4,670,056	1,766,105	874,190	1,029,130	511,321
	Pro-rata Performance Share Vesting	680,584	208,181	66,941	70,075	13,490
	Health & Welfare Benefits	18,495	-	-	-	-
	Total	6,975,485	2,385,813	1,280,902	1,417,475	815,211
Retirement	Acceleration of Outstanding Equity Awards	4,670,056	1,766,105	874,190	1,029,130	511,321
	Pro-rata Performance Share Vesting	680,584	208,181	66,941	70,075	13,490
	Total	5,350,640	1,974,287	941,131	1,099,205	524,811
Termination Without Cause by the Company	Termination Payment - Salary	1,606,350	411,526	339,771	318,270	290,400
	Health & Welfare Benefits	18,495	-	-	-	-
	Total	1,624,845	411,526	339,771	318,270	290,400
	Termination Payment - Salary	2,409,525	1,234,578	339,771	318,270	290,400
	Termination Payment - Annual Incentive	2,409,525	802,476	169,886	175,049	130,680
Change in Control (2)	Acceleration of Outstanding Equity Awards	7,956,808	2,822,138	1,453,562	1,417,388	737,796
	Health & Welfare Benefits	67,053	28,658	25,563	27,957	25,481
	Total	12,842,911	4,887,850	1,988,782	1,938,663	1,184,356

(1)	The payout values are based on the closing price of the Company’s stock on June 29, 2018.
(2)

Upon a change in control, if the termination payments are triggered and exceed the amounts prescribed under IRC Section 280G such that the Company will be required to pay a tax under IRC Section 4999, the payment will be reduced to an amount such that the payment does not exceed IRC Section 280G.

58	2018 Proxy Statement

Other Information

Voting

How can I vote & how many votes do I have?

Shareholders at the close of business on August 31, 2018 are entitled to vote. As of the record date, there were 12,830,209 shares outstanding. You may vote the shares you own directly in your name as a shareholder of record, shares you hold through Standex benefit plans and shares held for you as a beneficial owner through a broker, bank or other nominee (shares held in “street name”). Each share is entitled to one vote.

How can I change my vote?

You may change your vote by revoking your proxy at any time before it has been exercised by:

●	Delivering a written notification to our Corporate Secretary that you are revoking your proxy;
●	Delivering a revised proxy dated later than the proxy you are revoking;
●	Voting again by Internet or telephone until 11:59 p.m. CST, on October 22, 2018;
●	Attending the Annual Meeting and voting in person.

What is a Quorum?

A quorum is necessary to conduct business at the Annual Meeting. A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting and represented either in person or by proxy constitutes a quorum. Your shares are counted as present if you have voted. If you abstain from voting, your shares are counted as present in determining a quorum. Broker non-votes are counted as present in determining a quorum.

What are Broker Non-votes?

A broker non-vote occurs when a bank, broker or other nominee of share held in street name is represented at the Annual Meeting either in person or by proxy, but has not received instructions from the beneficial owner on how to vote the shares and cannot or chooses not to vote the shares. We strongly encourage shareholders who own shares in street name to instruct their bank, broker or other nominee on how to vote.

How are the votes counted?

The Company has engaged Morrow Sodali LLC to assist in soliciting proxies to establish the necessary quorum. Tabulation for the quorum shall be handled by Morrow Sodali LLC. Morrow Sodali LLC receives $6,250 as payment for their services, in addition to additional disbursements.

Official tabulation of voted proxies will be handled by Computershare, the Company’s transfer agent.

How to Vote

Beneficial Owners: If your shares are held in street name, you will receive instructions from your bank, broker or other nominee on how to vote your shares. You must follow their instructions for your vote to be counted. If you wish to attend the Annual Meeting and vote your shares at that time, you must obtain a proxy from the broker, bank or other nominee and bring it to the Annual Meeting.

Shareholders of Record: If you are a shareholder of record, you may vote either in person at the Annual Meeting or by proxy. There are four ways to vote by proxy:

●    Vote by Internet. You may vote your shares via the Internet by visiting www.envisionreports.com/sxi and following the on-screen instructions. Please have your proxy card available when you access the website.

●   Vote by Telephone. You may vote your shares by telephone by calling toll-free to 1-800-652-8683 from the United States and Canada and following the series of voice instructions. Please have your proxy card available when you call.

●    Vote by Mail. You may vote your shares by requesting a paper copy of the Proxy Statement (see page 61 on how to do this) and signing, dating and mailing it in the enclosed envelope. Your signed proxy card must be received prior to the date of the Annual Meeting for your vote to be counted.

●   Voting in Person. You may attend the Annual Meeting in person and deliver a completed proxy card or vote by ballot.

Internet and telephone voting will be available 24 hours a day, 7 days a week, until 11:59 p.m., Central Standard Time, on October 22, 2018. You do not need to return your proxy card if you vote by Internet or telephone.

2018 Proxy Statement	59

Householding: Shareholders

Sharing an Address

To reduce the expenses of delivering duplicate proxy materials, we deliver one Notice and, if applicable, Annual Report on Form 10-K and Proxy Statement, to multiple shareholders sharing the same mailing address unless otherwise requested. We will promptly send a separate Annual Report on Form 10-K and Proxy Statement to a shareholder at a shared address upon request at no cost. Shareholders with a shared address may also request that we send a single copy in the future if we are currently sending multiple copies to the same address. Requests related to the delivery of proxy materials may be made by calling Investor Relations at 603-893-9701 or writing to:

Standex International Corporation

11 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Investor Relations

Shareholders who hold shares in “street name” (as described above) may contact their brokerage firm, bank or other nominee to request information about this householding procedure.

Shareholder Communications with

the Board

The Board welcomes input and suggestions from shareholders and interested parties. Shareholders may communicate with the Board or any member of the Board by writing to the following address and addressing the correspondence accordingly:

Standex International Corporation

11 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Corporate Governance Officer

Alternatively, shareholders may send an email to boardofdirectors@standex.com and specify the individual director, committee or group to be contacted in the message line.

Communications with the Board are distributed by the Corporate Governance Officer. The Corporate Governance Officer uses their discretion in determining whether to forward communications to the Board. Communications that are not related to the duties and the responsibilities of the Board are not forwarded. All communications, regardless of their nature, are catalogued and archived.

Shareholder Proposals and Nominations

In accordance with Rule 14a-8 of the Exchange Act, certain shareholder proposals may be eligible for inclusion in our 2019 Proxy Statement. All shareholder proposals must comply with the requirements of Rule 14a-8 and must be received by our Corporate Secretary, in writing, no later than May 14, 2019. We strongly encourage any interested shareholder to contact our Corporate Secretary prior to the deadline to discuss the proposal. Submission of a proposal does not guarantee that it will be included in our Proxy Statement.

Shareholders may also nominate a director nominee for election at our 2019 annual meeting by following the provisions of the Company’s By-Laws. All nomination and supporting materials must comply with the requirements set forth in our By-Laws. Notice of such a nomination must be received by our Corporate Secretary, in writing, between May 14, 2019 and June 13, 2019. However, if the 2019 annual meeting is held more than 30 days before or more than 90 days after the anniversary of the 2018 Annual Meeting, the shareholder must submit the notice either (i) by 120 calendar days prior to the 2019 annual meeting or (ii) within 10 calendar days following the date on which the public announcement of the date of the 2019 annual meeting is made.

Shareholders do not have to include their proposals in our Proxy Statement for them to be heard. Proposals may be introduced at our 2019 annual meeting from the floor. Notice of these proposals must be provided to our Corporate Secretary between May 14, 2019 and June 13, 2019 and must comply with the requirements set forth in our By-Laws.

The Company’s By-Laws are posted on our website at www.standex.com under the “Governance” caption. To make a submission or to request a copy of the Company’s By-Laws, shareholders should contact our Corporate Secretary at the following address:

Standex International Corporation

11 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Corporate Secretary

We strongly encourage shareholders to seek advice from knowledgeable legal counsel and contact the Corporate Secretary before submitting a proposal or nomination.

60	2018 Proxy Statement

Requesting Documents

Both this Proxy Statement and the Annual Report on Form 10-K may be viewed online at: www.envisionreports.com/SXI and on Standex’s website at ir.standex.com/annual-materials.

Shareholders may obtain print or emailed copies, free of charge, of this Proxy Statement, Annual Report on Form 10-K, the Codes of Conduct, Committee Charters or the Corporate Governance Guidelines by writing to:

Standex International Corporation

11 Keewaydin Drive, Suite 300

Salem, NH 03079.

Attention: Investor Relations Department

Shareholders may also call Standex’s Investor Relations at (603) 893-9701 to request copies. Alternatively, print copies can also be requested by e-mailing the request to investorrelations@standex.com. All requests will be fulfilled within 3 business days of receipt and copies will be sent via first class mail.

Helpful Resources

ANNUAL MEETING
Proxy & Supplemental materials	ir.standex.com/annual- materials
Online voting for registered shareholders	www.envisionreports.com/sxi

BOARD OF DIRECTORS
Standex Board	www.standex.com/about/ directors
Board Committees	ir.standex.com/ committee-charters
Audit Committee Charter	ir.standex.com/corporate- governance/audit- committee-page
Compensation Committee Charter	ir.standex.com/corporate- governance/ compensation- committee-page
Nominating and Corporate Governance Committee Charter	ir.standex.com/corporate- governance/nominating- governance-committee- page

FINANCIAL REPORTING
Earnings & Financial Reports	ir.standex.com/quarterly- results

STANDEX
Corporate Website	www.standex.com
Leaders	www.standex.com/about/ management
Investor Relations	ir.standex.com

GOVERNANCE DOCUMENTS
By-Laws	ir.standex.com/corporate- governance/ organizational- documents
Certificate of Incorporation	ir.standex.com/corporate- governance/ organizational- documents
Code of Business Conduct	ir.standex.com/corporate- governance/business- conduct
Code of Ethics for Senior Financial Management	ir.standex.com/corporate- governance/ code-of-ethics
Corporate Governance Guidelines	ir.standex.com/corporate- governance/ organizational- documents

ACRONYMS
BPP	Balanced Performance Plan
CHRO	Chief Human Resources Officer
CIC	Change in Control
CLO	Chief Legal Officer
DE	Dividend Equivalents
EBIT	Earnings Before Income Tax
EBITDA	Earnings Before Income Tax, Depreciation & Amortization
EPS	Earnings Per Share
GAAP	Generally Accepted Accounting Principles
IRC	Internal Revenue Code
IRS	Internal Revenue Service
LTIP	Long-Term Incentive Plan
MSPP	Management Stock Purchase Plan
N&CG	Nominating & Corporate Governance
NEO	Named Executive Officer
NYSE	New York Stock Exchange
OIP	2018 Omnibus Incentive Plan
PCAOB	Public Company Accounting Oversight Board
PSUs	Performance Share Units
ROIC	Return on Invested Capital
RSAs	Awards of Restricted Stock
RSUs	Restricted Stock Units
SARs	Stock Appreciation Rights
SEC	Securities and Exchange Commission
TSR	Total Shareholder Return

2018 Proxy Statement	61

Standex IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the internet or telephone must be received by 12:00 a.m., Central Time, on October 23, 2018. Vote by Internet Go to www.envisionreports.com/SX Or scan the QR code with your smartphone Follow the step outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF YOU HAVE VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE A Proposals - The Board of Directors recommends a vote FOR all nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4. 1. Election of Directors For three year terms expiring in 2021: 01 -Charles H. Cannon For Against Abstain 02 – Jeffrey S. Edwards For Against Abstain 03 – B. Joanne Edwards For Against Abstain 2. To approve the adoption of the 2018 Omnbus Incentive Plan. For Against Abstain 3. To conduct an advisory vote on the total compensation paid to the named executive officers of the Company. For Against Abstain 4. To ratify the appointment by the Audit Committee of Grant Thornton LLP as independent auditors. For Against Abstain To transact such other business as may come before the meeting. B Non-Voting Items Change of Address - Please print your new address below. Comments - Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting . C Authorized Signatures - This section must be completed for your vote to be counted. Date and Sign Below Note: Please sign exactly as your name appears on this proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2- Please keep signature within the box. 1 P C F 02WFKC

62	2018 Proxy Statement

Annual Meeting Materials are available at: http://www.envisionreports.com/SXI IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE Standex REVOCABLE PROXY — Standex International Corporation ANNUAL MEETING OF STOCKHOLDERS OCTOBER 23, 2018 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder of record hereby appoints David A. Dunbar and Alan J. Glass, and either of them, with full power of substitution, as Proxies for the stockholder, to attend the Annual Meeting of the Stockholders of Standex International Corporation (the “Company”), to be held at the Standex International Corporation Headquarters, 11 Keewaydin Drive, Suite 300, Salem, NH, 03079, on Tuesday, October 23, 2018 at 9:00 a.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the stockholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting. In connection with those shares (if any) held by me as a participant in the Standex Retirement Savings Plan (the “Plan”), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated to my account under such Plan on August 31, 2018 in accordance with the instructions on the reverse side of this proxy card or, if no instructions are given, in accordance with the Board of Directors’ recommendations, on all items of business to come before the Annual Meeting of Stockholders to be held on October 23, 2018 or any adjournment thereof. Your voting instructions will be kept confidential from the officers, directors and employees of the Company. Under the Plan, the shares for which no signed proxy card is returned or for which any instructions are not timely received or are improperly executed shall be voted by the trustee in the same proportions on each Proposal for which properly executed instructions were timely received. This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. (Continued, and to be marked, dated and signed, on the other side)

2018 Proxy Statement	63

Appendix A – 2018 Standex Omnibus Incentive Plan

SECTION 1.       General Purpose of the Plan

The purpose of this Standex International Corporation 2018 Omnibus Incentive Plan (the “Plan”) is to encourage and enable officers and employees of, and other persons providing services to, Standex International Corporation (the “Company”) and its Affiliates to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

If this Plan is approved by shareholders, then thereafter no grants shall be made under the Standex International Corporation 2008 Long-Term Incentive Plan (“2008 Plan”).

SECTION 2.       Definitions

The following terms shall be defined as set forth below:

“2008 Plan” has the meaning set forth in Section 1 above.

“Affiliate” means a parent corporation, if any, and each subsidiary corporation of the Company, as those terms are defined in Section 424 of the Code.

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Unrestricted Stock Awards, Performance Cash Awards, and Stock Appreciation Rights, in each case subject to the terms of the Plan.

“Award Agreement” means a written or electronic agreement entered into by the Company and a Participant, or a written or electronic statement issued by the Company to a Participant, which in either case contains (either expressly or by reference to this Plan or any subplan created hereunder) the terms and provisions applicable to an Award granted under the Plan, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

“Board” means the Board of Directors of the Company.

“Cause” shall mean, what the term is expressly defined to mean in a then-effective written agreement (including an Award Agreement) between a Participant and the Company or any Affiliate or in any Company severance policy to which a Participant is subject, or in the absence of any such agreement, policy or definition means, in the judgment of the Committee (i) a material breach by the Participant of any agreement to which the Participant and the Company (or any such Affiliate) are parties, (ii) any act (other than Retirement) or omission to act by the Participant that may have a material and adverse effect on the business of the Company, such Affiliate or any other Affiliate or on the Participant’s ability to perform services for the Company or any such Affiliate, including, without limitation, the commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Participant in connection with the business or affairs of the Company or any such Affiliate.

“Change in Control” shall mean the occurrence of any one of the following events:

(a)

any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes, after the Effective Date of this Plan, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

64	2018 Proxy Statement

(b)

the consummation of (A) a merger or consolidation of the Company with any other corporation or other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinafter defined) acquires more than 50% of the combined voting power of the Company’s then outstanding securities, or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(c)	the stockholders of the Company approve a plan of complete liquidation of the Company; or

(d)

individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the 1934 Act) shall be, for purposes of this Section, considered a member of the Incumbent Board.

Notwithstanding the foregoing, solely for purposes of an Award subject to Section 409A of the Code, if the Award provides for a change in the time or form of payment upon a Change in Control or provides for the payment of the Award upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described immediately above unless the event would also constitute a permissible payment event under Code Section 409A and treasury regulation 1.409A-3(i)(5). For avoidance of doubt, this paragraph shall not apply for purposes of determining whether an Award, in whole or in part, has vested and become nonforfeitable upon or in connection with an event or events described in paragraphs (a) through (d) above.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” shall have the meaning set forth in Section 3.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” means the date on which the Plan is approved by shareholders of the Company as set forth in Section 18.

“Eligible Person” shall have the meaning set forth in Section 5.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by the New York Stock Exchange (“NYSE”) or such other registered national securities exchange on which the Stock is listed; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K, and (v) is an “independent director” as defined in the Listed Company Manual of the NYSE or the applicable rules of such other registered national securities exchange on which the Stock is listed.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means an Award granted pursuant to Section 6, as described therein.

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“Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliated Group Member”), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member, (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director, and (v) otherwise meets the standards for an “independent director” as set forth in applicable New York Stock Exchange listed company standards.

“Participant” means any Eligible Person who has been granted and holds an outstanding Award.

“Performance Cash Award” means an Award granted pursuant to Section 9, as described therein.

“Restricted Stock Award” means an Award granted pursuant to Section 7, as described therein.

“Restricted Stock Unit Award” means an Award granted pursuant to Section 7, as described therein.

“Retirement” means termination of employment or service on or after the date the Participant has either attained age fifty-five (55), provided that the Participant has had at least 10 years of employment or service with the Company or an Affiliate, or age sixty-five (65).

“SEC” means the Securities and Exchange Commission or any successor authority.

“Stock” means the common stock, $1.50 par value per share, of the Company, subject to adjustments pursuant to Section 4.

“Stock Appreciation Right or SAR” means an Award granted pursuant to Section 10.

“Substitute Award” means an Award granted pursuant to Section 4(f).

“Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (b) do not directly or indirectly promote or maintain a market for the Company’s securities, and (c) are provided by a natural person who has contracted directly with the Company or an Affiliate to render such services.

“Unrestricted Stock Award” means Awards granted pursuant to Section 8.

SECTION 3.       Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a)

Committee. It is intended that the Plan shall be administered by the Compensation Committee of the Board (the “Committee”), consisting of not less than three (3) persons each of whom qualifies as an Outside Director and a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any member of the Committee does not satisfy the requirements to be an Outside Director or a Non-Employee Director. Except as specifically reserved to the Board under the terms of the Plan, and subject to any limitations set forth in the charter of the Committee, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company.

(b)	Powers of Committee. The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(i)	to select the Eligible Persons to whom Awards may from time to time be granted;

(ii)

to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Unrestricted Stock, Restricted Stock Units and Stock Appreciation Rights, Performance Cash Award or any combination of the foregoing, granted to any one or more Eligible Persons;

(iii)	to determine the number of shares of Stock to be covered by any Award;

(iv)

to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the form of written instruments evidencing the Awards and to approve any agreements modifying the terms and conditions of any Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the Participant’s consent;

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(v)	to accelerate the exercisability or vesting of all or any portion of any Award;

(vi)	to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised; and

(vii)

to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

(c)

Delegation of Authority. To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under the Plan. To the extent permitted by applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an officer (as defined in Rule 16a-1(f)); (ii) the resolution providing such authorization sets forth the total number and value of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Participants. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan.

SECTION 4.       Shares Issuable under the Plan; Mergers; Substitution and Minimum Vesting Period.

(a)

Shares Issuable. The maximum number of shares of Stock which may be issued in respect of Awards (including Stock Appreciation Rights) granted under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in this Section 4, shall be 500,000 shares of Stock. Solely for the purpose of determining the number of shares of Stock available for Awards under this paragraph (a), the number of shares of Stock available for issuance under the Plan shall be reduced by one (1.00) share of Stock for every one (1.00) share of Stock granted in respect of an Award, provided that in the case of an Award that provides for a range of potential payouts of shares of Stock, the number of shares of Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Stock which may be paid under such Award.

(b)	Share Counting. The following rules shall apply for purposes of the limitation set forth in paragraph (a) above,

(i)

The shares of Stock underlying any Awards that are granted under the Plan or under the 2008 Plan that on or after the Effective Date are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise), are settled in cash in lieu of shares of Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares of Stock, for an Award not involving shares of Stock shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan.

(ii)

Any shares of Stock that are withheld by the Company or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date (i) to pay the exercise price of a Stock Option granted under the Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under the Plan, shall not become available again for grant under the Plan.

(iii)

Any shares of Stock that were subject to a stock-settled SAR granted under the Plan that were not issued upon the exercise of such SAR on or after the Effective Date shall not become available again for grant under the Plan.

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(iv)	Any shares of Stock that were purchased by the Company on the open market with the proceeds from the exercise of a Stock Option shall not become available again for grant under the Plan.

(v)

Any shares of Stock subject to Substitute Awards shall not be counted against the limit set forth in paragraph (a) above, nor shall they reduce the shares of Stock authorized for grant to a Participant in any calendar year.

(c)

Shares Issuable under the Plan. Shares of Stock issued under the Plan may be authorized but unissued shares or shares reacquired by the Company. As of the date the Plan is approved by stockholders of the Company, no additional Awards shall be permitted to be granted from the 2008 Plan and all unexpired awards granted from the 2008 Plan shall continue in full force and operation except as they may be exercised, be terminated or lapse, by their own terms and conditions.

(d)

Adjustments in the Event of an Equity Restructuring. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, reverse stock split, split up, spin-off, rights offering or recapitalization through an extraordinary dividend, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 4(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the exercise or purchase price in respect of such shares and (iv) the number and kind of shares of Stock or other securities that may be issued under the Plan or under particular forms of Award Agreements. In the event of any other change in corporate capitalization (including, but not limited to, a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete dissolution or liquidation of the Company) to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of Participant rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of shares of Stock subject to an Award shall always be a whole number.

(e)

Other Permitted Adjustments. In addition to the adjustments permitted under paragraph (d) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any of the events described in paragraph (d), including, but not limited to, (i) modifications of performance goals and changes in the length of performance periods, or (ii) the substitution of other property of equivalent value (including, without limitation, cash, other securities and securities of entities other than the Company that agree to such substitution) for the shares of Stock available under the Plan or the shares of Stock covered by outstanding Awards, including arranging for the assumption, or replacement with new awards, of Awards held by Participants and (iii) in connection with any sale of an Affiliate, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Affiliate, by the Affiliate or an entity that controls the Affiliate following the sale of such Affiliate.

(f)

Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

(g)

Minimum Vesting Period. Any Award granted under this Plan shall be subject to a minimum vesting period of at least one year commencing on the date of grant. Notwithstanding the immediately preceding sentence, (i) the Committee may permit and authorize acceleration of vesting of Awards pursuant to Section 3(b)(v) of this Plan, and (ii) the Committee may grant Awards in the aggregate covering up to five percent of the total number of shares of Stock authorized under this Plan without respect to the minimum vesting standards set forth in this paragraph (g).

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(h)

Limitation on Non-Employee Director Compensation. Non-Employee Directors’ “aggregate annual compensation” may not exceed $400,000 (“Director Pay Limit”). Aggregate annual compensation is equal to the sum of (i) the amount of all cash fees paid to (or deferred to a later tax year by) a Non-Employee Director during a calendar year and (ii) the grant date fair value (as determined under applicable accounting standards) of all Stock-based Awards granted to a Non-Employee Director during a calendar year. The Director Pay Limit shall be increased by an additional (i) $40,000 for a Non-Employee Director serving as Chair of a committee of the Board of Directors, (ii) $40,000 for a Non-Employee Director who is serving as the lead director (iii) $125,000 for a Non-Employee Director who is serving as Chair of the Board of Directors and (iv) $20,000 for a Non-Employee Director serving as a member of a committee of the Board of Directors. For new incoming directors, their Director Pay Limit shall be increased by 25% of the then-current Director Pay Limit for such director’s initial year of service. Notwithstanding the foregoing, cash fees, which were payable to a Non-Employee Director in a particular calendar but were paid in a subsequent calendar year pursuant to a deferral election or otherwise, shall not count against the Director Pay Limit in the year paid.

SECTION 5.       Eligibility and Transfers and Leaves of Absence.

(a)

Eligibility. In the sole discretion of the Committee, Awards may be granted to officers, Non-Employee Directors and employees and Third-Party Service Providers of the Company or its Affiliates (“Eligible Persons”).

(b)	Transfer and Leaves of Absence. For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant who is an employee of the Company or an Affiliate:

(i)	a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another;

(ii)

an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing; provided, that the vesting date or dates of any unvested Award held by such employee shall automatically be extended by a period of time equal to the period of such approved leave of absence.

SECTION 6.       Stock Options.

(a)

Nature of Stock Options. The Committee in its discretion may grant Stock Options to any Eligible Person, granting the recipient, for such purchase price as determined by the Committee, the right to purchase shares of Stock over a fixed period as determined by the Committee. A Stock Option may be subject to such restrictions and conditions as the Committee may determine at the time of grant, including continued employment for a specified period of time and/or achievement of pre-established performance goals and objectives. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve and evidenced by an Award Agreement.

(b)

Incentive Stock Options and Nonqualified Stock Options. Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option. No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board. Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or an Affiliate.

(c)

Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 6 shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the exercise price shall be not less than one hundred ten percent (110%) of Fair Market Value on the date of grant.

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(d)

Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option shall be no more than five (5) years from the date of grant.

(e)

Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee. An optionee shall have the rights of a stockholder only as to shares of Stock acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(f)

Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares of Stock to be purchased. Payment of the purchase price may be made by delivery of cash or bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable agreement setting forth the terms and conditions of such Option, by one or more of the following methods:

(i)

by delivery to the Company of shares of Stock of the Company having a fair market value equal in amount to the aggregate exercise price of the Options being exercised and not subject to restriction under any Company incentive plan; or

(ii)

if the class of Stock is registered under the Exchange Act at such time, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to deliver promptly to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event that the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure (including, in the case of an optionee who is an executive officer of the Company, such procedures and agreements as the Committee deems appropriate in order to avoid any extension of credit in the form of a personal loan to such officer). The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

(iii)

by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Stock having a fair market value equal to such aggregate exercise price of the Options being exercised; or

(iv)	by any combination of such methods of payment.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(g)

Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Affiliates become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(h)	Termination of Incentive Stock Options.

(i)

Termination by Death or Disability. If any Participant’s employment by the Company and its Affiliates terminates by reason of death or Disability, any Incentive Stock Option held by such Participant shall immediately become exercisable, and may thereafter be exercised by the legal representative or legatee of the Participant, for a period of three (3) years from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier. An Incentive Stock Option shall be treated as a Non-Qualified Stock Option to the extent that the Participant exercises such Option more than one (1) year following the Participant’s termination of employment due to Disability.

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(ii)

Termination by Reason of Retirement. Any Incentive Stock Option held by a Participant whose employment by the Company and its Affiliates has terminated by reason of Retirement may thereafter be exercised, to the extent it was exercisable at the time of such Retirement, for a period of three (3) years from the date of Retirement, or until the expiration of the stated term of the Incentive Stock Option, if earlier. An Incentive Stock Option shall be treated as a Non-Qualified Stock Option to the extent that the Participant exercises such Option more than three (3) months following the date of the Participant’s Retirement. The Committee shall have sole authority and discretion to determine whether a Participant’s employment has been terminated by reason of Retirement.

(iii)

Termination for Cause. If any Participant’s employment by the Company and its Affiliates has been terminated for Cause, as determined by the Committee in its sole discretion, any Incentive Stock Option held by such Participant shall immediately terminate and be of no further force and effect.

(iv)

Other Termination. Unless otherwise determined by the Committee, if a Participant’s employment by the Company and its Affiliates terminates for any reason other than death, Disability, Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for three (3) months from the date of termination of employment or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(i)

Termination of Nonqualified Stock Options. Any Non-Statutory Stock Option granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine and set forth in the applicable Award Agreement.

SECTION 7.       Restricted Stock Awards and Restricted Stock Unit Awards.

(a)

Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, granting the recipient, for such purchase price, if any, as may be determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”) and set forth in the applicable Award Agreement, including continued employment for a specified period of time and/or achievement of pre-established performance goals and objectives as specified in the applicable Award Agreement. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 7(d) below.

(b)

Nature of Restricted Stock Unit Award. The Committee in its discretion may grant Restricted Stock Unit Awards to any Eligible Person subject to such restrictions and conditions as the Committee may determine at the time of grant and set forth in the applicable Award Agreement, including continued employment for a specified period of time and/or achievement of pre-established performance goals and objectives. A grant of Restricted Stock Unit Awards shall not represent the grant of shares of Stock but shall represent a promise to deliver a corresponding number of shares of Stock or the value of such number of shares of Stock upon satisfaction of the vesting conditions.

(c)

Voting Rights as a Stockholder. As set forth in a Participant’s applicable Award Agreement, the Committee shall determine the extent to which a Participant holding shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those shares. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder or the shares of Stock subject to any Restricted Stock Units granted hereunder prior to the issuance of the shares of Stock.

(d)

Vesting of Restricted Stock and Restricted Stock Units. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock shall lapse and such Restricted Stock shall become vested and nonforfeitable. Similarly, the Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock Units shall become vested and nonforfeitable.

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SECTION 8.       Unrestricted Stock Awards.

(a)

Grant or Sale of Unrestricted Stock. Subject to Section 4(g), the Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b)	Restrictions on Transfers. The right to receive Unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 9.       Performance Cash Awards.

(a)

Nature of Performance Cash Awards. The Committee in its discretion may grant Performance Cash Awards to any Eligible Person, granting the recipient the right to receive a payout upon the attainment of pre-established performance goals and objectives as determined by the Committee and specified in the applicable Award Agreement. Payment shall be made in cash, shares of Stock or a combination thereof as provided for under the applicable Award Agreement.

(b)

Vesting of Performance Cash Awards. The Committee at the time of grant shall specify the performance goals and objectives applicable under each such Award (which may include, without limitation, a specified achievement by the recipient, the Company, or any Affiliate or business unit of the Company), the periods during which performance is to be measured, and all other limitations and conditions applicable to a Performance Cash Award. To the extent applicable performance goals, objectives and other conditions are met at the conclusion of the applicable performance period, Performance Cash Awards shall vest in accordance with the applicable Award Agreement.

(c)

Payout of vested Performance Cash Awards. To the extent vested, Performance Cash Awards shall be settled and paid in cash at any time during the period commencing on July 1 and ending on September 15 that immediately follows the end of the applicable performance period. Notwithstanding the foregoing, the Committee, in its discretion, may permit a Participant to elect to defer receipt of all or any part of any cash under the Plan, or the Committee may require that any such payment be deferred. The Committee shall determine the terms and conditions of any such deferral, the manner of deferral, and the method for measuring appreciation on deferred amounts until their payout, provided that all such deferrals shall be made so as to comply with Section 409A of the Code.

SECTION 10.     Stock Appreciation Rights.

(a)

Nature of SARs. The Committee in its discretion may grant SARs to any Eligible Person, granting the recipient the right to receive either in cash or Stock equivalent the appreciation in the value of shares of Stock underlying the SAR grant from the grant date through the date of exercise. An SAR may be subject to such restrictions and conditions as the Committee may determine at the time of grant, including continued employment for a specified period of time and/or achievement of pre-established performance goals and objectives. Any SAR granted under the Plan shall be in such form as the Committee may from time to time approve and evidenced by an Award Agreement.

(b)

Exercise Price. The exercise price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the grant price must be at least equal to 100% of the Fair Market Value of a share of Stock as of the grant date.

(c)	SAR Term. The term of an SAR granted to a Participant shall be determined by the Committee; provided, however, no SAR shall be exercisable later than the tenth anniversary date of its grant date.

(d)

Exercisability; Rights of a Stockholder. SARs shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee. A recipient of an SAR shall have the rights of a stockholder only as to shares of Stock acquired upon the exercise of an SAR and not as to unexercised SARs.

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(e)

Notice of Exercise. An SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of shares of Stock with respect to which the SAR is to be exercised.

(f)

Settlement of SARs. Upon the exercise of an SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with paragraph (e) above, a Participant shall be entitled to receive a cash payment from the Company in an amount equal to the product of (i) and (ii) below:

(i)	The excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price.

(ii)	The number of shares of Stock with respect to which the SAR is exercised.

Payment shall be made in cash, shares of Stock or a combination thereof as provided for under the applicable Award Agreement.

SECTION 11.     Tax Withholding and Notice.

(a)

Payment by Participant. Each Participant (except for a Participant who is a Non-Employee Director or Third-Party Service Provider) shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b)

Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum statutory withholding amount due with respect to such Award, or (ii) delivering to the Company a number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. Notwithstanding the immediately preceding sentence, the Company, in its discretion, may withhold shares of Stock or permit a Participant to elect to have shares of Stock withheld, the number of shares of Stock having a Fair Market Value up to, but not in excess of, the maximum statutory withholding requirements. For purposes of Section 4 hereof, shares of Stock that are withheld by or delivered to the Company pursuant to this Section 11 shall not be added back to the shares of Stock with respect to which Awards may be granted under the Plan.

(c)

Notice of Disqualifying Disposition. Each holder of an Incentive Stock Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

SECTION 12.     Transferability of Awards and Shares

(a)

Transferability of Awards. Except as provided in paragraph (b) below, Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction. Notwithstanding the foregoing, Incentive Stock Options may only be transferred by will or the laws of descent, and during the lifetime of the Participant may only be exercised by the Participant in accordance with Section 422 of the Code and the applicable regulations thereunder. No Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this Section 12 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or shares of Stock deliverable in the event of, or following, the Participant’s death may be provided.

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(b)

Committee Action. The Committee may, in its discretion, approve a Participant’s transfer, by gift, of an Award (except in the case of an Incentive Stock Options which can only be transferred as provided above), on such terms and conditions as the Committee deems appropriate and to the extent permissible and in compliance with Code Sections 409A and 83 and applicable securities laws and exchange rules, (i) to an “Immediate Family Member” (as defined below) of the Participant, (ii) to an inter vivos or testamentary trust in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) to a charitable institution. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan, including restrictions on further transferability, compliance with applicable securities laws, and providing required investment representations. “Immediate Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, a trust in which these persons have more than fifty (50%) percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50%) percent of the voting interests.

(c)

Restrictions on Share Transferability. The Committee may impose such restrictions on any shares of Stock acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed or traded or under any blue sky or state securities laws applicable to such shares of Stock, provided no such restriction shall cause the shares of Stock not to be “service recipient stock” within the meaning of Code Section 409A to the extent applicable for Options and SARs.

SECTION 13.	Change in Control Provisions.

Subject to Sections 4(d) and (e), upon a Change in Control all then-outstanding Awards shall immediately vest and be settled in accordance with paragraphs (a) and (b) below, unless otherwise provided for in an Award Agreement or other agreement as determined in the Committee’s discretion. The immediately preceding sentence shall not apply to the extent that another award meeting the requirements of Section 13(c) (“Replacement Award”) is provided to the Participant to replace an Award (“Replaced Award”) subject to paragraphs (a) and (b) of this Section 13. Any determination required to be made by the Committee under this Section 13 shall be made by the Committee as constituted immediately prior to the date of a Change in Control.

(a)	Outstanding Awards Subject Solely to a Service Condition.

(i)

Upon a Change in Control, a Participant’s then-outstanding Awards, other than Stock Options and Stock Appreciation Rights, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Affiliate shall become fully vested and shall be settled within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A) in cash, shares of Stock or a combination thereof, as determined by the Committee.

(ii)

Upon a Change in Control, a Participant’s then-outstanding Stock Options and Stock Appreciation Rights that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Affiliate shall immediately become fully vested and exercisable over the exercise period set forth in the applicable Award Agreement. Notwithstanding the immediately preceding the sentence, the Committee may elect to cancel such outstanding Stock Options or Stock Appreciation Rights and pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) per share of Stock received by the holder of such Stock as a result of the Change in Control (or if the Company shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a share of Stock on the day immediately prior to the Change in Control) over (ii) the exercise price of such Stock Options or such Stock Appreciation Rights, multiplied by the number of shares of Stock subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Stock Option or Stock Appreciation Right if the exercise price exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a share of Stock as a result of Change in Control.

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(b)	Outstanding Awards Subject to a Performance Condition.

(i)

Upon a Change in Control, a Participant’s then-outstanding Awards, other than Stock Options and Stock Appreciation Rights, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied based on (i) actual performance through the date of the Change in Control; provided that the Committee, in its sole discretion, shall determine the level of achieved performance through the date of the Change in Control and whether, and to what extent, performance conditions should be modified to appropriately reflect the truncation of the applicable performance period or (ii) the assumption that target performance was achieved, whichever results in the greatest payout under the Award, and shall be settled within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A) in cash, shares of Stock or a combination thereof, as determined by the Committee,

(ii)

Upon a Change in Control, a Participant’s then-outstanding Stock Options and Stock Appreciation Rights that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied based on (i) actual performance through the date of the Change in Control; provided that the Committee, in its sole discretion, shall determine the level of achieved performance through the date of the Change in Control and whether, and to what extent, performance conditions should be modified to appropriately reflect the truncation of the applicable performance period) or (ii) the assumption that target performance was achieved, whichever results in the greatest number of vested Stock Options and/or Stock Appreciation Rights. Such vested Options and/or Stock Appreciation Rights shall be deemed exercised as of the date of the Change in Control and shall be settled cash within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A) in an amount equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a share of Stock as a result of the Change in Control (or if the Company shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a share of Stock on the day immediately prior to the Change in Control) over (ii) the exercise price of such Stock Options or such Stock Appreciation Rights, multiplied by the number of shares of Stock subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Stock Option or Stock Appreciation Right if the exercise price for such Option or Stock Appreciation Right exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of Change in Control.

(c)	Definition of Replacement Award.

(i)

An Award shall meet the conditions of this Section 13(c)(i) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (or, it is of a different type as the Replaced Award, provided that the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has an intrinsic value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities listed on a U.S. national securities exchange of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; (iv) its terms and conditions comply with this Section 13(c)(i); and (v) its other terms and conditions are not less favorable to the grantee than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 13(c)(i) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options or stock appreciation rights by any reasonable method provided that such method complies with the requirements of Section 409A, to the extent applicable.

(ii)

Upon an involuntary termination of service of a Participant occurring at any time following the Change in Control, other than for Cause, all Replacement Awards held by the Participant shall become fully vested and free of restrictions and, in the case of Replacement Awards in the form of (i) stock options or stock appreciation rights shall be fully exercisable, (ii) performance-based

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awards shall be deemed to be satisfied at the target level and paid upon or within 60 days of such termination of service, (iii) service-based awards (other than stock options or stock appreciation rights) shall be paid upon or within 60 days of such termination of service. Notwithstanding the foregoing, with respect to any Replacement Award that is considered deferred compensation subject to Code Section 409A, settlement of such Replacement Award shall be made pursuant to its original schedule if necessary to comply with Code Section 409A.

SECTION 14.	Dividends and Dividend Equivalents.

(a)

Payment of Dividends on Restricted Stock. With respect to an Award of Restricted Stock, the Committee may grant or limit the right of a Participant to receive dividends declared on shares of Stock that are subject to such Award to the extent the Award is not yet vested. The terms of any right to dividends will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividends will be credited with interest or deemed to be reinvested in additional shares of Restricted Stock. If the Committee grants the right of a Participant to receive dividends declared on shares of Stock subject to an unvested Award of Restricted Stock, then such dividends shall be shall be subject to the same performance conditions and/or service conditions, as applicable, as the underlying Award.

(b)

Payment of Dividend Equivalents on Awards Other than Options, SARs and Restricted Stock. Except for Options, SARs and Restricted Stock, the Committee may grant Dividend Equivalents on the units or other share equivalents subject to an Award based on the dividends actually declared and paid on outstanding shares of Stock. The terms of any dividend equivalents will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or share equivalents. Dividend Equivalents shall be subject to the same performance conditions and/or service conditions, as applicable, as the underlying Award.

SECTION 15.	Amendments and Termination.

(a)	Subject to paragraphs (c), (d) and (e) below, the Board may at any time amend or terminate the Plan, and the Committee may at any time amend or terminate any outstanding Award Agreement.

(b)

Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and the Board or the Committee may amend an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to (i) any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, (ii) any applicable exchange requirements and (iii) any compensation recoupment policy adopted by the Company. By accepting an Award under the Plan, a Participant agrees to any amendment made pursuant to this paragraph (b) to the Plan and any Award without further consideration or action.

(c)

Without the prior approval of the Company’s shareholders and except as provided for in Section 4(d), no Stock Option or SAR Award may be (i) amended to reduce such Awards’ exercise price; (ii) cancelled in exchange for the grant of any new Stock Option or SAR with a lower exercise price; or (iii) cancelled in exchange for cash, other property or the grant of any new Award at a time when the exercise price of the cancelled Stock Option or SAR, as applicable, is greater than the current Fair Market Value of a share of Stock.

(d)

Notwithstanding the foregoing, no amendment of the Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which shares of Stock are listed or quoted or by applicable U.S. state corporate laws or regulations, or applicable U.S. federal laws or regulations.

(e)

Notwithstanding any other provision of the Plan to the contrary, other than paragraph (b), no termination or amendment of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

(f)

This Plan shall terminate as of the tenth anniversary of its Effective Date. The Board may terminate this Plan at any earlier time for any reason. No Award may be granted after the Plan has been terminated. No Award granted while this Plan is in effect shall be adversely altered or impaired by termination of this Plan, except with the consent of the holder of such Award. The power of the Committee to construe and interpret this Plan and the Awards granted prior to the termination of this Plan shall continue after such termination.

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SECTION 16.	General Provisions.

(a)

Unfunded Status of Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Affiliate under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Affiliate, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

(b)

Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.

(c)	Rights of Participants.

(i)

Nothing in the Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment with the Company or any Affiliate at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Non-Employee Director or Outside Director or Third-Party Service Provider for any specified period of time. Neither an Award nor any benefits arising under the Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Sections 4 and 15, the Plan and the benefits hereunder may be amended or terminated at any time in the sole and exclusive discretion of the Board or Committee without giving rise to any liability on the part of the Company, any Affiliate, the Committee or the Board.

(ii)	No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

(iii)

Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to shares of Stock covered by any Award until the Participant becomes the record holder of such shares of Stock.

(d)

No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(e)

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders, with respect to and restrictive legends on, certificates for Stock and Awards as it deems appropriate.

(f)

Delivery of Stock Certificates. Delivery of stock certificates to Participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company. The transfer or delivery of shares of Stock may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

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(g)

Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(h)

Section 409A of the Code. This Plan shall be interpreted, construed and administered so as to comply with Section 409A of the Code and any regulations or guidance promulgated thereunder, and, as applicable, to preserve an Award’s status as exempt from Section 409A of the Code. In the event that any payment to be made under this Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of his or her separation from service is deemed to be “deferred compensation” subject to Section 409A of the Code, payment of such compensation shall be delayed for six months following such separation from service.

(i)

Foreign Jurisdiction. The Committee may adopt, amend and terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of the foreign jurisdictions to recipients of Awards who are subject to such laws.

(j)

Recapture of Cash Paid or Stock Issued or Forfeiture of Awards. Awards and any compensation directly attributable to Awards may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law and any Award Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy. Any existing compensation recovery policy or future compensation recovery policy adopted by the Board or the Committee is hereby incorporated by reference and made a part hereof and any Awards (and applicable Award Agreements) granted hereunder.

(k)

Indemnification. Subject to requirements of the laws of the State of Delaware, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company or other person to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, indemnification agreement, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 17.	Effective Date of Plan.

This Plan shall become effective on the date on which it is approved by the affirmative vote of the holders of a majority of the outstanding Stock.

SECTION 18.	Governing Law.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.

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